CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Warrants (expiring November 21, 2018)	$20,678,338.80	$2,400.76

(1)	Calculated in accordance with Rule 457(g) of the Securities Act of 1933, as amended.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-155929

PROSPECTUS SUPPLEMENT

(To prospectus dated December 4, 2008)

Webster Financial Corporation

3,282,276 Warrants

Each to Purchase One Share of Common Stock

The United States Department of the Treasury, referred to in this prospectus supplement as the “selling security holder” or “Treasury,” is offering to sell up to 3,282,276 warrants, each of which represents the right to purchase from us one share of our common stock, $.01 par value per share, at an exercise price of $18.28 per share, referred to as the “warrants.” Both the exercise price and the number of shares that will be acquired upon the exercise of a warrant are subject to adjustment from time to time in the manner described in this prospectus supplement. We will not receive any of the proceeds from the sale of the warrants being sold by the selling security holder. The warrants expire on November 21, 2018.

We originally issued the warrants to Treasury in a private placement. Prior to this offering, there has been no public market for the warrants. The warrants have been approved for listing, subject to notice of issuance, on the New York Stock Exchange, referred to as the “NYSE,” under the symbol “WBS WS.” Our common stock is listed on the NYSE under the symbol “WBS.” On May 27, 2011, the last reported sale price of our common stock on the NYSE was $20.31 per share.

The public offering price and the allocation of the warrants in this offering will be determined by an auction process. While the auction is open, potential bidders will be able to place bids at any price (in increments of $0.05) at or above the minimum bid price of $5.50 per warrant. The minimum size for any bid is 100 warrants. If the selling security holder decides to sell the warrants being offered, the public offering price of the warrants will be equal to the clearing price set in the auction. If bids are received for 100% or more of the offered warrants, the clearing price will be equal to the highest price at which 100% of the offered warrants can be sold in the auction. If bids are received for 100% or more of the offered warrants and the selling security holder elects to sell warrants in the auction, the selling security holder must sell all of the offered warrants at the clearing price. If bids are received for half or more, but less than all, of the offered warrants, then the clearing price will be equal to the minimum bid price per warrant, and the selling security holder may (but is not required to) sell, at the clearing price, as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. In certain cases described in this prospectus supplement, bidders may experience pro-ration of their bids. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process. In addition, we may bid in the auction for some or all of the warrants. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-19 of this prospectus supplement.

You must meet minimum suitability standards in order to purchase the warrants. You must be able to understand and bear the risk of an investment in the warrants and should be experienced with respect to options and option transactions. You should reach an investment decision only after careful consideration, with your advisers, of the suitability of the warrants in light of your particular financial circumstances and the information in this prospectus supplement. The warrants involve a high degree of risk, are not appropriate for every investor and may be worthless when they expire.

Investing in our warrants and our common stock involves risks. See the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” to read about factors you should consider before investing in our securities.

The warrants and the underlying common stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not guaranteed by the United States Department of the Treasury or insured or guaranteed by the Federal Deposit Insurance Corporation, referred to as the “FDIC,” the Deposit Insurance Fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Warrant	Total

Public offering price	$6.30000	$20,678,338.80
Underwriting discounts and commissions	$0.08820	$289,496.74
Proceeds, before expenses, to the selling security holder	$6.21180	$20,388,842.06

The underwriter expects to deliver the warrants in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about June 8, 2011.

Deutsche Bank Securities

The date of this prospectus supplement is June 2, 2011

ABOUT THIS PROSPECTUS

This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to Webster Financial Corporation at the address or telephone number indicated in the section titled “Where You Can Find More Information” in this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which the selling security holder is selling the warrants. The second part is the accompanying prospectus dated December 4, 2008, which contains and incorporates by reference important business and financial information about us and other information about the offering.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any relevant free-writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our warrants or our common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”

Unless the context indicates otherwise, the terms “Webster,” “Company,” “WBS,” “we” and “our” in this prospectus supplement refer to Webster Financial Corporation and its subsidiaries. References to a particular year mean the Company’s year commencing on January 1 and ending on December 31 of that year.

S-i

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and any documents which we incorporated by reference may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may”, “plans”, “estimates” and similar references to future periods, however such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact;

•	volatility and disruption in national and international financial markets;

•	government intervention in the U.S. financial system;

•	changes in the level of non-performing assets and charge-offs;

•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio;

•	inflation, interest rate, securities market and monetary fluctuations;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by customers;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes;

•	the ability to increase market share and control expenses;

•	changes in the competitive environment among banks, financial holding companies and other financial service providers;

•

the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply, including those under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development;

•

the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

S-ii

•

the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and

•	our success at managing the risks involved in the foregoing items.

Any forward-looking statement made by the Company in this prospectus supplement, the accompanying prospectus, and any documents which we incorporated by reference speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Documents we have filed with the SEC are also available on our website at www.websteronline.com. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

S-iv

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•

the sections of our Definitive Proxy Statement for the 2011 Annual Meeting of Shareholders filed with the SEC on March 18, 2011 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2011, January 5, 2011, February 14, 2011, April 26, 2011, April 29, 2011 and May 31, 2011; and

•	the description of our common stock contained in our Registration Statement on
Form S-4, as amended, filed with the SEC on March 24, 2000.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus supplement is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

You may obtain copies of these documents, other than exhibits, free of charge by contacting Terrence K. Mangan, Senior Vice President, Investor Relations, at our principal executive offices, which are located at 145 Bank Street, Waterbury, Connecticut 06702, or by telephone at (203) 578-2202.

S-v

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2010 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Notes Concerning Forward-Looking Statements” in this prospectus supplement.

Webster Financial Corporation

Our Company

Webster Financial Corporation (the “Company”) is a bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended, and was incorporated under the laws of Delaware in 1986. On a consolidated basis, at March 31, 2011, we had assets of approximately $18.0 billion and equity of approximately $1.8 billion. Our principal asset at March 31, 2011 was all of the outstanding capital stock of Webster Bank, National Association (“Webster Bank”).

Through Webster Bank and various non-banking financial services subsidiaries, we deliver financial services to individuals, families and businesses throughout southern New England and into eastern New York State. We also offer equipment financing, commercial real estate lending, asset-based lending, and health savings accounts. We provide business and consumer banking, mortgage, financial planning, trust and investment services through 176 banking offices, 488 ATMs, mobile banking and our Internet website, www.websteronline.com. Webster Bank offers, through its HSA Bank division, www.hsabank.com, health savings accounts on a nationwide basis. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus supplement.

Recent Developments

On April 26, 2011, Webster announced that its board of directors had declared a cash dividend payable on May 23, 2011 to stockholders of record on May 9, 2011 of $0.05 per share, an increase from the previous $0.01 per share.

* * * * * * *

Our common stock is traded on the NYSE under the symbol “WBS.” Our principal executive offices are located at 145 Bank Street, Waterbury, Connecticut 06702. Our telephone number is (203) 578-2202.

THE OFFERING

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, especially the risks of investing in the warrants and our common stock discussed in the section entitled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Notes Concerning Forward-Looking Statements” in this prospectus supplement.

Issuer	Webster Financial Corporation.

Warrants offered by the selling security holder	3,282,276 warrants, each of which represents the right to purchase one share of our common stock, $.01 par value per share, at an exercise price of $18.28 per share (subject to adjustment). The number of warrants sold will depend on the number of bids received and whether the selling security holder decides to sell any warrants in the auction process. The exercise price of the warrants cannot be paid in cash and is payable only by netting out a number of shares of our common stock issuable upon exercise of the warrants with a market value equal to the aggregate exercise price of the warrants at the time of exercise. The warrants are currently exercisable and expire on November 21, 2018. See “Auction Process” in this prospectus supplement.

Common stock outstanding before and after this offering	87,540,735 shares.

The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of May 27, 2011 (87,540,735 shares of common stock) and excludes:

•	2,717,553 shares of common stock issuable upon the exercise of stock options;

•	8,625,000 shares of common stock issuable upon the exercise of warrants issued in connection with equity investments in the Company made by Warburg Pincus;

•	1,065,088 shares of common stock issuable upon conversion of our 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock; and

•	3,282,276 shares of common stock issuable upon the exercise of the warrants offered in this offering.

Auction process	The selling security holder and the underwriter will determine the public offering price and the allocation of the warrants in this offering through an auction process conducted by Deutsche Bank Securities Inc., referred to as “Deutsche Bank Securities,” the sole book-running manager, in its capacity as the auction agent. The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agent or one of the other brokers that is a member of the broker network, collectively referred to as the “network brokers,” established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agent will not provide bidders, including us, if we decide to bid, with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction. We may bid, but we are not required to bid, in the auction for some or all of the warrants. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum bid price and price increments	The offering will be made using an auction process in which prospective purchasers are required to bid for the warrants. During the auction period, bids may be placed by qualifying bidders at any price (in increments of $0.05) at or above the minimum bid price of $5.50 per warrant. See “Auction Process” in this prospectus supplement.

Minimum bid size	100 warrants.

Submission deadline	The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent via press release prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on the same day, referred to as the “submission deadline.”

Irrevocability of bids	Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. The auction agent is under no obligation to reconfirm bids for any reason; however, the auction agent may require that bidders confirm their bids at its discretion before the auction process closes. See “Auction Process” in this prospectus supplement.

Clearing price	The price at which the warrants will be sold to the public will be the clearing price set by the auction process. The clearing price will be determined based on the valid, irrevocable bids at the time of the submission deadline as follows:

•

If valid, irrevocable bids are received for 100% or more of the number of warrants being offered, the clearing price will be equal to the highest price in the auction process at which the quantity of all bids at or above such price equals 100% or more of the number of warrants being offered in the auction.

•	If bids are received for half or more, but less than all, of the offered warrants, the clearing price will be equal to the minimum bid price of $5.50 per warrant.

Unless the selling security holder decides not to sell any warrants or as otherwise described below, the warrants will be sold to bidders at the clearing price. Even if bids are received for 100% or more of the warrants being offered, the selling security holder may decide not to sell any warrants in the auction, regardless of the clearing price. If the selling security holder decides to sell warrants in the auction, after the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent and each network broker that has submitted bids will notify successful bidders that the auction process has closed and that their bids have been accepted (subject in some cases to pro-ration, as described below). The clearing price and number of warrants being sold are also expected to be announced via press release prior to the opening of the equity markets on the business day following the end of the auction. See “Auction Process” in this prospectus supplement.

Number of warrants to be sold	If bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction process (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price. If bids are received for all of the offered warrants and the selling security holder elects to sell warrants in the auction process, the selling security holder must sell all of the offered warrants. See “Auction Process” in this prospectus supplement.

Allocation; pro-ration	If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, then any bids submitted in the auction above the clearing price will receive allocations in full, while any bids submitted at the clearing price may experience pro-rata allocation. If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. See “Auction Process” in this prospectus supplement.

Our participation in the auction	We are permitted to participate in the auction by submitting bids for the warrants. Although we are under no obligation to participate in the auction, if we elect to participate we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction process is conducted (i.e., our final bids will be due 30 minutes before those of other bidders). You will not be notified by either the auction agent, the network brokers or the selling security holder whether we have bid in the auction process or, should we elect to participate in the auction process, the terms of any bid or bids we may place.

Use of proceeds	We will not receive any proceeds from the sale of any of the warrants offered by the selling security holder.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the warrants.

Listing	The warrants have been approved for listing, subject to notice of issuance, on the NYSE under the symbol “WBS WS.” Our common stock is listed on the NYSE under the symbol “WBS.”

Warrant agent	Mellon Investor Services LLC

Auction agent	Deutsche Bank Securities Inc.

Network brokers	See page S-21 for a list of brokers participating as network brokers in the auction process.

RISK FACTORS

An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the information included in our Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The warrants are not an appropriate investment for you if you are not knowledgeable about significant features of the warrants, our common stock or financial matters in general. This prospectus supplement is qualified in its entirety by these risk factors. If any of these risks actually occur, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

Risks Related to the Auction Process

The price of the warrants could decline rapidly and significantly following this offering.

The public offering price of the warrants, which will be the clearing price, will be determined through an auction process conducted by the selling security holder and the auction agent. Although the warrants have been approved for listing on the NYSE, subject to notice of issuance, under the symbol “WBS WS,” prior to this offering there has been no public market for the warrants, and the public offering price may bear no relation to market demand for the warrants once trading begins. We have been informed by both Treasury and Deutsche Bank Securities, as the auction agent, that they believe that the bidding process will reveal a clearing price for the warrants offered in the auction, which will be either the highest price at which all of the warrants offered may be sold to bidders, if bids are received for 100% or more of the offered warrants, or the minimum bid price of $5.50, if bids are received for half or more, but less than all, of the offered warrants. If there is little or no demand for the warrants at or above the public offering price once trading begins, then the price of the warrants would likely decline following this offering. Limited or less-than-expected liquidity in the warrants, including decreased liquidity due to a sale of less than all of the warrants being offered or a purchase of warrants by us in the auction, if any, could also cause the trading price of the warrants to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the warrants after the initial sale of the warrants in this offering.

The minimum bid price set for the warrants in this offering may bear no relation to the price of the warrants after the offering.

Prior to this offering, there has been no public market for the warrants. The minimum bid price set forth in this prospectus supplement was agreed to by Deutsche Bank Securities, the sole book-running manager of this offering, and Treasury. We did not participate in the determination of the minimum bid price and therefore cannot provide any information regarding the factors that Treasury and Deutsche Bank Securities considered in such determination. An analysis of the value of complex securities such as the warrants is necessarily uncertain as it may depend on several key variables, including, for example, the volatility of the trading prices of the underlying security. The difficulty associated with determining the value of the warrants is further increased by the substantial time period during which the warrants can be exercised. We cannot assure you that the price at which the warrants will trade after completion of the offering will exceed the minimum bid price, or that Treasury will choose to or will succeed in selling any or all of the warrants at a price equal to or in excess of the minimum bid price.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction process, successful bidders that receive allocations of warrants in this offering may infer that there is little incremental demand for the warrants above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the warrants and could seek to immediately sell their warrants to limit their losses should the price of the warrants decline in trading after the auction process is completed. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for the warrants in the public market and a significant decline in the price of the warrants. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the warrants shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of warrants begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis and, as a result, may be less sensitive to price. Because of the auction process used in this auction, these less price-sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction process to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction to result in a public offering price that is higher than the price professional investors are willing to pay for the warrants. As a result, the price of the warrants may decrease once trading of the warrants begins. Also, because professional investors may have a substantial degree of influence on the trading price of the warrants over time, the price of the warrants may decline and not recover after this offering. In addition, if the public offering price of the warrants is above the level that investors determine is reasonable for the warrants, some investors may attempt to short sell the warrants after trading begins, which would create additional downward pressure on the trading price of the warrants.

We are permitted, but are not required, to participate in the auction for the warrants and, if we do, it could have the effect of raising the clearing price and decreasing liquidity in the market for the warrants.

We are permitted, but are not required, to submit bids in the auction. You will not be notified by the auction agent, the network brokers or the selling security holder whether we have bid in the auction or, if we elect to participate in the auction, the terms of any bid or bids we may place. We will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction is conducted (i.e., our final bids will be due 30 minutes before those of other bidders). In some cases, the submission of bids by us, if any, could cause the clearing price in the auction to be higher than it would otherwise have been (although in such a case we would still be required to purchase any warrants for which we had submitted bids at the clearing price). In addition, to the extent we purchase any warrants, the liquidity of any market for the warrants may decrease, particularly if these purchases represent a significant percentage of the outstanding warrants.

If this offering proceeds and is completed, we may from time to time repurchase and retire the warrants in open market purchases or on a privately negotiated basis. Any repurchases would also decrease liquidity in any market for the warrants.

The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods or the market price of our common stock and, therefore, the trading price of the warrants may decline significantly following the issuance of the warrants.

The public offering price of the warrants will be equal to the clearing price. The clearing price of the warrants may have little or no relationship to, and may be significantly higher than, the price that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. The trading price of the warrants may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the warrants could decline significantly.

No maximum price or set price range has been established in connection with the auction, and any bids submitted as “market bids” will be included at the highest bid received from any bidder.

Although the auction agent has established a minimum bid in connection with the auction, no maximum price or set price range has been implemented, meaning that there is no ceiling on the per-warrant amount that an investor can bid in the auction. If a bidder submits a market bid, which is a bid that specifies the number of warrants the bidder is willing to purchase without specifying the price it is willing to pay, that bid will be treated as a bid at the highest price received from any other bidder in the auction. Because market bids will increase the number of warrants that are covered by bids at the highest price received, the submission of market bids could cause the clearing price in the auction to be higher than it would otherwise have been absent any market bids. Since the only information being provided in connection with the auction is the minimum bid price and the auction agent is under no obligation to reconfirm bids for any reason, potential investors should carefully evaluate all factors that may be relevant about us, our operations, the warrants and the auction process in determining the appropriateness of any bids they may submit.

Successful bidders may receive the full number of warrants subject to their bids, so potential investors should not make bids for more warrants than they are prepared to purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of warrants. Allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, the bids of successful bidders that are above the clearing price will be allocated all of the warrants represented by such bids, and only bids submitted at the clearing price will experience any pro-rata allocation. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of warrants the bidder is willing to purchase, and we caution investors against submitting bids that do not accurately represent the number of warrants that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of warrants, even if a bidder submits a bid at or above the public offering price of the warrants.

The auction agent may require, at its discretion, that bidders confirm their bids before the auction closes, although the auction agent is under no obligation to reconfirm bids for any reason. If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of warrants even if the bid is at or above the public offering price. The auction agent may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agent may determine in some cases to impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), and may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by such bid, rounded to the nearest whole number of warrants (subject to rounding to eliminate odd-lots). Similarly, if bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. The selling security holder could also decide, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all or any of the warrants for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered warrants will be sold.

If sufficient bids are received and accepted by the auction agent to enable the selling security holder to sell all of the warrants in this offering, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined. If, however, bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, then the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the offered warrants, the selling security holder is not obligated to sell any warrants regardless of the clearing price set through the auction process. The liquidity of the warrants may be limited if less than all of the offered warrants are sold by the selling security holder, or if we decide to bid and are a winning bidder in the auction and become a significant holder of the warrants following allocation. Possible future sales of the selling security holder’s remaining warrants, if any are held following this offering, could affect the trading price of the warrants sold in this offering.

Submitting bids through a network broker or any other broker that is not the auction agent may, in some circumstances, shorten the deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with the auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agent) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through the auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

Risks Related to the Warrants

The warrants are a risky investment. You may not be able to recover the value of your investment in the warrants, and the warrants may be worthless when they expire.

As of May 27, 2011, the last reported price of our common stock on the NYSE was $20.31 per share. This is greater than the exercise price of the warrants. In order for you to recover the value of your investment in the warrants, either a trading market must develop for the warrants and the trading price of the warrants must exceed the public offering price, or our stock price must be more than the sum of the exercise price of the warrants ($18.28) and the clearing price of the warrants ($6.30), or $24.58, for you to have an opportunity to exercise the warrants and achieve a positive return on your investment.

The warrants are exercisable only until November 21, 2018. Generally, the amount of time until expiration is a component of the value of option securities such as the warrants and, as the amount of time until the expiration of the warrants decreases, the market price of the warrants will, holding other variables constant, likely decline. In the event our common stock price does not increase to the level discussed above during the period when the warrants are exercisable, you will likely not be able to recover the value of your investment in the warrants. In addition, if our common stock price falls below the exercise price of the warrants, the warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the trading price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. Furthermore, upon exercise of the warrants, you will receive a number of shares of stock calculated based on the closing price of our common stock on that day. Accordingly, the number of shares and the value of the common stock you receive upon exercise of the warrants will depend on the market price of our common stock on the day on which you choose to exercise those warrants.

There is no existing market for the warrants, and you cannot be certain that an active market will be established.

Prior to this offering, there has been no existing trading market for the warrants. The public offering price for the warrants will be determined by an auction process, and may not be indicative of the price that will prevail in the trading market following this offering. The market price for the warrants may decline below the public offering price, and may be volatile. The liquidity of any market for the warrants will depend on a number of factors, including but not limited to:

•	the number of warrants, if any, that we and/or investors purchase in the auction process;

•	the number of warrants that the selling security holder elects to sell in this offering;

•	the number of holders of the warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the warrants; and

•	the market price of our common stock.

In addition, many of the risks that are described elsewhere in this “Risk Factors” section and in the Risk Factors sections of our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 could materially and adversely affect the price of the warrants.

The warrants are not suitable for all investors.

The warrants are complex financial instruments for which there is no established trading market. Accordingly, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority, Inc., referred to as “FINRA.” If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. You should be prepared to sustain a total loss of the purchase price of your warrants.

Purchasers of warrants who exercise their warrants for shares of common stock will incur immediate and future dilution.

Upon exercise of your warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your warrants at the time is higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the warrants and described in this prospectus supplement, when we issue additional shares of common stock that we are permitted or required to issue in any future offerings or under outstanding options and warrants and under our stock incentive plans or other employee or director compensation plans.

The market price of the warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent a secondary market develops for the warrants, the market price of our common stock will significantly affect the market price of the warrants. This may result in greater volatility in the market price of the warrants than would be expected for warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations due to factors described below under “Risks Related to Our Common Stock—Our share price may fluctuate” and “—We may issue additional equity securities in connection with other transactions we may pursue, which will result in dilution to the holders of our common stock and may adversely affect the market price of our common stock,” and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the warrants. The price of our common stock could also be affected by possible sales of common stock by investors who view the warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the warrants.

Holders of the warrants will have no rights as common shareholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock, including rights to be paid dividends, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares underlying, the warrants may not be adjusted for all dilutive events.

The exercise price of, and the number of shares underlying, the warrants are subject to adjustment for certain events, including, but not limited to, certain issuances of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of the Warrants—Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which our common stock is acquired for cash or an issuance of common stock for cash, that may adversely affect the trading price of the warrants or our common stock. Other events that adversely affect the value of the warrants may occur, and such events may not result in an adjustment to such exercise price.

Additionally, the exercise price of, and the number of shares underlying, the warrants will not be adjusted for any regular quarterly cash dividends that are in the aggregate less than or equal to $0.30 per share of common stock, which is the amount of the last dividend per share declared prior to the date on which the warrants were originally issued to Treasury on November 21, 2008. The current quarterly cash dividend payable on our common stock is $0.05 per share. Holders of our common stock are only entitled to receive such dividends as our board of directors may declare, and our board of directors, in its sole discretion, may decide to increase the dividend on our common stock at any time.

Recent governmental actions regarding short sales may adversely affect the market value of the warrants.

Governmental actions that interfere with the ability of warrant investors to effect short sales of our common stock could significantly affect the market value of the warrants. Such government actions could make the arbitrage strategy that certain warrant investors employ more difficult to execute for the outstanding warrants offered hereby. The SEC recently adopted a new short sale price test, which restricts short selling only when a stock price has triggered a circuit breaker by falling at least 10 percent in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. If such new price test precludes warrant investors from executing the arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the warrants could be adversely affected. The warrant agreement does not contain any provisions to afford holders protection in the event of a decline in the market value of the warrants due to such new price test or other limitations, and warrantholders will not be entitled to any exercise price reduction or increase to the number of underlying shares except under the limited circumstances described in “Description of the Warrants” in this prospectus supplement.

The warrants do not automatically exercise, and any warrant not exercised on or prior to the expiration date will expire unexercised.

The warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of warrants registered in your name or any portion thereof. Any warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.

Your return on the warrants will not reflect dividends on our common stock.

Your return on the warrants will not reflect the return you would realize if you actually owned shares of our common stock and received any dividends paid on our common stock other than to the extent described below under “Description of the Warrants—Adjustments to the Warrants.”

The warrant agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended, referred to as the “TIA,” and the warrant agent is not a trustee qualified under the TIA. Accordingly, warrantholders will not have the benefits of the protections of the TIA. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrantholders. Accordingly, it may in some circumstances be difficult for warrantholders, acting individually or collectively, to take actions to enforce their rights under the warrants or the warrant agreement.

The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, referred to as the “FTCA,” provides that claims may not be brought against the United States or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the selling security holder and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling security holder for a violation of the Securities Act of 1933, as amended, referred to as the “Securities Act,” or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants by the selling security holder or the shares of common stock issuable upon the exercise thereof would likely be barred.

Holders of the warrants will not receive any additional shares of our common stock or other compensation representing any lost value resulting from a decrease in the duration of the exercise period for the warrants in the event we undergo a business combination.

In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our shareholders, each referred to as a “business combination,” each warrantholder’s right to receive our common stock under the terms of the warrants will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such warrantholder had exercised the warrants immediately prior to such business combination. Any such business combination could substantially affect the value of the warrants by changing the securities received upon exercise of the warrants or fixing the market value of the property to be received upon exercise of the warrants. Warrantholders will not receive any additional shares of our common stock or other compensation representing any lost value resulting from any decrease in the duration of the exercise period for, or change in the securities or property (including cash) underlying, the warrants resulting from any such business combination.

Hedging arrangements relating to the warrants may affect the value of our common stock.

In order to hedge their positions, holders of our warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of any of these activities on the market price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our common stock.

You may be subject to tax upon an adjustment to the number of shares of our common stock underlying the warrants or the exercise price of the warrants even though you do not receive a corresponding cash distribution.

The number of shares of our common stock underlying the warrants and the exercise price of the warrants are subject to adjustment in certain circumstances. To the extent any such adjustment or failure to adjust results in an increase in your proportionate interest in our assets or our earnings and profits, you will (subject to certain exceptions) be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent deemed paid out of our earnings and profits without the receipt of any cash. If you are a Non-U.S. Holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from shares of our common stock to be delivered upon exercise of warrants. See “Certain Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Risks Related to Our Common Stock

Our stock price can be volatile.

Stock price volatility may negatively impact the price at which our common stock may be sold and may also negatively impact the timing of any sale. Our stock price can fluctuate widely in response to a variety of factors including, among other things:

•	actual or anticipated variations in quarterly operating results;

•	recommendations by securities analysts;

•	operating and stock price performance of other companies that investors deem comparable to Webster;

•	news reports relating to trends, concerns and other issues in the financial services industry or our reputation;

•	new technology used, or services offered, by competitors;

•	perceptions in the marketplace regarding the Company and/or its competitors;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or the Company’s competitors;

•	failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•	additional investments from third parties;

•	issuance of additional shares of stock;

•	actions by our current shareholders, including sales of common stock by existing shareholders and/or directors and executive officers;

•	changes in the frequency or amount of dividends or share repurchases;

•	proposed or adopted changes in government regulations;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us;

•	geopolitical conditions such as acts or threats of terrorism or military conflicts;

•	interest rate environment; and

•	extended recessionary economic environment and general market conditions.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes, credit loss trends or currency fluctuations could also cause our stock price to decrease regardless of our operating results.

Future sales of our common stock or other securities may dilute the value and adversely affect the market price of our common stock.

Following the expiration of the lock-up period described below under “Underwriting,” we will not be restricted from issuing additional equity securities, including additional shares of our common stock and securities that are convertible into or exchangeable for our common stock. Any such issuance would dilute the percentage of ownership interest of existing stockholders and may dilute the per share book value of the common stock. In addition, option holders may exercise their options at a time when we would otherwise be able to obtain additional equity capital on more favorable terms. The market price of our common stock could decline as a result of such transactions or the perception that such sales could occur.

You may not receive dividends on the common stock.

Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future. If we reduce or cease to pay common stock dividends, the market price of our common stock could be adversely affected. See “Supervision and Regulation—Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of regulatory and other restrictions on dividend declarations.

We may not pay dividends if we are not able to receive dividends from our subsidiary, Webster Bank.

We are a separate and distinct legal entity from our banking and nonbanking subsidiaries and depend on the payment of cash dividends from Webster Bank and our existing liquid assets as the principal sources of funds for paying cash dividends on our common stock. Unless we receive dividends from Webster Bank or choose to use our liquid assets, we may not be able to pay dividends. Webster Bank’s ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements. See “Supervision and Regulation—Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of regulatory and other restrictions on dividend declarations.

If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and the opportunity for a hearing, that such bank cease and desist from such practice, and may take other supervisory actions, including other formal or informal enforcement actions. Depending on the financial condition of our banking subsidiaries, the applicable regulatory authority might deem us or any relevant banking subsidiary to be engaged in an unsafe or unsound practice if our banking subsidiaries were to pay dividends. The Federal Reserve and the Office of the Comptroller of the Currency have issued policy statements generally requiring insured banks and bank holding companies only to pay dividends out of current operating earnings. In 2009, the Federal Reserve released a supervisory letter advising bank holding companies, among other things, that as a general matter a bank holding company should inform the Federal Reserve and should eliminate, defer or significantly reduce its dividends if (1) the bank holding company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (2) the bank holding company’s prospective rate of earnings is not consistent with the bank holding company’s capital needs and overall current and prospective financial condition, or (3) the bank holding company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of common stock are equity interests in us and do not constitute indebtedness. As such, shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. The issued and outstanding shares of our 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock have an aggregate liquidation preference of approximately $29 million. We may also issue preferred stock in the future that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or voting rights that dilute the voting power of the common stock. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which would likely be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to further increase our capital resources or, if our or Webster Bank’s capital ratios fall below the required minimums, we or Webster Bank could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Our certificate of incorporation, subject to limitations prescribed in our certificate of incorporation and subject to limitations prescribed by Delaware law, authorizes the board, from time to time by resolution or action of a committee of the board and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. If we issue additional preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding-up, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Compliance with the recently enacted Dodd-Frank Reform Act may increase our costs of operations and adversely impact our earnings and capital ratios.

On July 21, 2010, President Obama signed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) into law. The Dodd-Frank Act represents a significant overhaul of many aspects of the regulation of the financial-services industry. Among other things, the Dodd-Frank Act creates a new federal financial consumer protection agency, tightens capital standards, imposes clearing and margining requirements on many derivatives activities, and generally increases oversight and regulation of financial institutions and financial activities. It requires bank holding companies with assets greater than $500 million to be subject to the same capital requirements as insured depository institutions, meaning, for instance, that such bank holding companies will no longer be able to count trust preferred securities as Tier 1 capital. For bank holding companies like us with assets of $15 billion or greater as of December 31, 2009, the phase out of existing trust preferred and other non-qualifying securities from Tier 1 capital will occur over a 3-year period beginning on January 1, 2013.

In addition to the self-implementing provisions of the statute, the Dodd-Frank Act calls for many administrative rulemakings by various federal agencies to implement various parts of the legislation. We cannot be certain when final rules affecting us will be issued through such rulemakings, and what the specific content of such rules will be. The financial reform legislation and any implementing rules that are ultimately issued could have adverse implications on the financial industry, the competitive environment, and our ability to conduct business. We will have to apply resources to ensure that we are in compliance with all applicable provisions of the Dodd-Frank Act and any implementing rules, which may increase our costs of operations and adversely impact our earnings.

The provisions of the Dodd-Frank Act restricting bank interchange fees, and any rules promulgated thereunder, may negatively impact our revenues and earnings.

The Dodd-Frank Act requires that interchange transaction fees, which are established by payment card networks and paid by merchants to card issuers for each transaction, be “reasonable and proportional” to the cost of the card network’s expense for processing the transaction. Under the Dodd-Frank Act, the Federal Reserve Board (“FRB”) must adopt rules regarding interchange fees that may be charged with respect to electronic debit transactions, to take effect one year after enactment. In December 2010, the FRB (i) proposed regulations to establish standards for determining whether a debit card interchange fee received by a card issuer is reasonable and proportional to the cost incurred by the issuer for the transaction and to prohibit network exclusivity arrangements and routing restrictions and (ii) requested comment on two alternative interchange fee standards that would apply to all covered issuers.

This provision of the Dodd-Frank Act and the rules to be promulgated thereunder are expected to cause significant reductions in our future interchange fee revenue and income. We estimate that, all else being equal, the implementation of final rules will result in a reduction to our interchange fee income of approximately $9.5 million pre tax in 2011 and approximately $20.0 million pre tax per year thereafter. We are currently evaluating strategies to offset the anticipated decline in revenue and our net income from such rules.

AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the warrants. This process differs from methods traditionally used in other public underwritten offerings. The selling security holder and the underwriter will determine the public offering price and the allocation of the warrants in this offering by an auction process conducted by the sole book-running manager, Deutsche Bank Securities, in its capacity as the “auction agent.” The auction process will involve a modified “Dutch auction” mechanic in which the auction agent (working with a number of other brokers) will receive and accept bids from bidders at either the minimum bid price of $5.50 or at price increments of $0.05 in excess of the minimum bid price. We may, but are not required to, bid in the auction for some or all of the warrants. After the auction closes and those bids become irrevocable, which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time, the auction agent will determine the clearing price for the sale of the warrants offered hereby and, if the selling security holder chooses to proceed with the offering, the underwriter will allocate warrants to the winning bidders. The auction agent has reserved the right to round allocations to eliminate odd-lots. The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors—Risks Related to the Auction Process” beginning on page S-6.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. If you wish to bid in the auction and do not have an account with the auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction, which may be difficult to do before the submission deadline, or contact your existing broker and request that it submit a bid through the auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction process that are earlier than those imposed by the auction agent, as described below under “—The Auction Process—The Bidding Process.”

Because the warrants are complex financial instruments for which there is no established trading market, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of FINRA. If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. Accounts at the auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

The auction agent or network brokers may require bidders, including any brokers that may be bidding on behalf of their customers, to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agent and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by the auction agent or network brokers, if any, to submit bids. Additionally, you should understand that:

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before submitting a bid in the auction, you should read this prospectus supplement, including all the risk factors and the accompanying prospectus and the documents incorporated herein and therein by reference;

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the minimum bid price was agreed by the auction agent and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that the auction agent and Treasury considered in determining the minimum bid price;

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if bids are received for 100% or more of the offered warrants, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined;

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if bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell, at the minimum bid price in the auction, which will be deemed the clearing price, as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing, and that in such a case if the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation;

•	if bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering;

•	if there is little or no demand for the warrants at or above the clearing price once trading begins, the market price of the warrants will decline;

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we will be allowed, but are not required, to bid in the auction, and, if we do participate, we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction is conducted (i.e., our final bids will be due 30 minutes before those of other bidders);

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the liquidity of any market for the warrants may be affected by the number of warrants that the selling security holder elects to sell in this offering and the number of warrants, if any, that we purchase in the auction, and the price of the warrants may decline if the warrants are illiquid;

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the auction agent has the right to reconfirm any bid at its discretion by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn, but alternatively may, in its discretion, choose to accept any such bid even if it has not been reconfirmed;

•	the auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

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the auction agent will not provide bidders, including us, if we decide to bid, with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

None of the underwriter, the selling security holder or we have undertaken any efforts to qualify the warrants for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the warrants in this offering for a number of reasons described below. You should consider all the information in this prospectus supplement and the accompanying prospectus in determining whether to submit a bid, the number of warrants you seek to purchase and the price per warrant you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction: Aladdin Capital LLC, BB&T Capital Markets, a Division of Scott & Stringfellow, LLC, Blaylock Robert Van, LLC, BMO Capital Markets Corp., Cabrera Capital Markets, LLC, Cantor Fitzgerald & Co., CastleOak Securities. L.P., C.L. King & Associates, Inc, D.A. Davidson & Co., FBR Capital Markets & Co., Girard Securities, Inc., Guzman & Company, Jefferies & Company, Inc., Joseph Gunnar & Co. LLC, Lebenthal & Co., LLC., Loop Capital Markets LLC, Height Securities, LLC, M.R. Beal & Company, Maxim Group, LLC, MFR Securities, Inc., Monarch Capital Group LLC, Muriel Siebert & Co., Inc., RBC Capital Markets Corporation, Samuel A. Ramirez & Company, Inc., Sandler O’Neill & Partners, L.P., Sanford C. Bernstein & Co., LLC, Second Market, Inc., SL Hare Capital, Inc., Stifel, Nicolaus & Company, Incorporated, The Williams Capital Group, L.P., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities Inc., WR Hambrecht + Co., LLC and Zions Direct, Inc. The network brokers will not share in any underwriting discounts or fees paid by the selling security holder in connection with this offering of the warrants but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agent will conduct the auction process:

General

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The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent in a press release issued prior to the opening of the equity markets on such day, and will end at 6:30 p.m., New York City time, on that same day. Unless you submit your bids through the auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agent believes may interfere with the auction, then the auction agent may, in consultation with the selling security holder, decide to extend the auction or cancel and reschedule the auction. The auction agent and the network brokers will advise bidders of any such decision to extend or cancel and/or reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation. We may bid, but are not required to bid, in the auction in the manner described in the last bullet point under “—The Bidding Process” below.

•	During the auction period, bids may be placed at any price (in increments of $0.05) at or above the minimum bid price of $5.50 per warrant.

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The auction agent and the network brokers will contact potential investors with information about the auction and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum size of any bid is 100 warrants.

The Bidding Process

•	The auction agent and the network brokers will only accept bids in the auction at the minimum bid price and above the minimum bid price at increments of $0.05.

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No maximum price or price range has been established in connection with the auction, which means that there is no ceiling on the price per warrant that you or any other bidder can bid in the auction. If you submit a market bid, which is a bid that specifies the number of warrants you are willing to purchase without specifying the price you are willing to pay, that bid will be treated as a bid at the highest price received from any bidder in the auction.

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Once the auction begins, you may submit your bids either directly through the auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agent as single bids at each price increment by those brokers. Bids will be accepted only if they are made on an unconditional basis, which means that no “all-or-none” bids will be accepted.

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of warrants that you are interested in purchasing;

•	the price per warrant you are willing to pay; and

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any additional information that may be required to enable the auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of warrants to you.

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You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of warrants. Consequently, the sum of your bid sizes should be no more than the total number of warrants you are willing to purchase. In addition, the auction agent may impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network brokers), although the auction agent is under no obligation to do so or to reconfirm bids for any reason.

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At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of warrants bid for or the price bid per warrant (subject in all cases to the minimum bid price, the price increment and the bid size requirements described in this prospectus supplement) and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through the auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

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Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriter until the acceptance of the bid and the allocation of warrants.

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A bid received by the auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline, or any earlier deadline imposed by a network broker if you are bidding through a network broker. Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

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If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

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The auction agent will not provide bidders, including us, if we decide to bid, with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

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The auction agent or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agent or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the warrants allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

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We will be allowed, but we are not required, to bid in the auction. If we decide to bid, we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction is conducted (i.e., our final bids will be due 30 minutes before those of other bidders). You will not be notified by the auction agent, the network brokers or the selling security holder whether we have bid in the auction or, if we elect to participate in the auction, the terms of any bid or bids we may place. We will be required to submit any bids we make through the auction agent. The submission of issuer bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids.

Pricing and Allocation

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Deutsche Bank Securities will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders, including us, if we decide to bid. Bidders whose bids are accepted will be informed about the result of their bids.

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If valid irrevocable bids are received for all or more of the warrants being offered, the clearing price will equal the highest price in the auction at which the quantity of all aggregated bids at or above such price equals 100% or more of the number of warrants being offered.

•	If valid irrevocable bids are received for at least 50% but less than 100% of the warrants being offered, the clearing price will equal the minimum bid price.

•	Unless the selling security holder decides not to sell any warrants or as otherwise described below, all warrants will be sold to bidders at the clearing price.

•	If the number of warrants for which bids are received in the auction is:

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100% or more of the number of warrants offered in this offering as disclosed on the cover of this prospectus supplement, referred to as the “number of offered warrants,” then all warrants sold in the offering will be sold at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined;

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50% or more but less than 100% of the number of offered warrants, then the selling security holder may, but will not be required to, sell at the clearing price (equal to the minimum bid price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction; provided that if it chooses to sell any warrants in that case, it will sell a number of warrants equal to at least 50% of the number of offered warrants; or

•	less than 50% of the number of offered warrants, then the selling security holder will not sell any warrants in this offering.

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Promptly after the auction agent determines the clearing price, it will communicate that clearing price to the selling security holder. The selling security holder may decide not to sell any warrants after the clearing price is determined. Once the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent will confirm allocations of warrants to its clients and the network brokers. The underwriter will sell all warrants at the same price per warrant, which will be the clearing price.

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If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. The pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of warrants to be allocated at the bidding increment equal to the clearing price by the number of warrants represented by bids at that bidding increment. Each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. In other words, each bid, not just those at the lowest bidding increment, will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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After the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent and each network broker that has submitted bids will notify you, in the event your bids have been accepted, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted (subject in some cases to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

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The clearing price and number of warrants being sold are expected to be announced by press release prior to the opening of the equity markets on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders and will also be included in the final prospectus supplement for the offering.

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Sales to investors bidding directly through the auction agent will be settled through their accounts with Deutsche Bank Securities, while sales through network brokers will be settled through your account with the broker through which your bid was submitted.

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If you submit successful bids, you will be obligated to purchase the warrants allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once the auction agent or network broker has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the warrants that are finally allocated to you at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase warrants.

Auction Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

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Potential Request for Reconfirmation.    The auction agent may ask you to reconfirm your bid at its discretion by directly contacting you, or your broker if you submitted your bid through a broker other than the auction agent, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, then the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	Notice of Additional Information Conveyed by Free Writing Prospectus. Notification that additional information relating to this offering is available in a free writing prospectus.

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Notice of Acceptance. Notification as to whether any of your bids are successful and have been accepted. This notification will include the final clearing price. If your bids have been accepted, you will be informed about the results of the auction.

USE OF PROCEEDS

The warrants offered by this prospectus supplement are being sold for the account of the selling security holder named in this prospectus supplement. Any proceeds from the sale of these warrants will be received by the selling security holder for its own account, and we will not receive any proceeds from the sale of any of the warrants offered by this prospectus supplement.

DESCRIPTION OF THE WARRANTS

The following is a brief description of the terms of the warrants being sold by the selling security holder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of warrant and warrant agreement, copies of which will be filed with the SEC.

Common Stock Subject to the Warrants

Each warrant initially represents the right to purchase one share of our common stock. The number of shares deliverable upon the exercise of each warrant is subject to the adjustments described below under the heading “—Adjustments to the Warrants.”

Exercise of the Warrants

The initial exercise price applicable to each warrant is $18.28 per share of common stock for which the warrant may be exercised. The warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on November 21, 2018 by delivery to the warrant agent of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price per share for the shares of common stock for which the warrants are being exercised. The exercise price cannot be paid in cash. The exercise price will be paid by the withholding by us of a number of shares of common stock issuable upon exercise of the warrants with a market value equal to the aggregate exercise price of the warrants so exercised, determined by reference to the closing price of our common stock on the trading day on which the warrants are exercised and notice is delivered to the warrant agent. The exercise price applicable to the warrants is subject to adjustment as described below under the heading “—Adjustments to the Warrants.” So long as the warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository for the warrants.

Upon exercise of the warrants, the shares of common stock issuable upon exercise will be issued by our transfer agent for the account of the exercising warrantholder. Shares issued upon exercise of warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees) either via book-entry transfer crediting the account of such warrantholder, or the relevant participant of The Depository Trust Company, referred to as “DTC,” for the benefit of such warrantholder, through DTC’s DWAC system if our transfer agent participates in such system, or otherwise in certificated form by physical delivery to the address specified by such warrantholder in the exercise notice. We will not issue fractional shares of our common stock upon any exercise of the warrants. Instead, the exercising warrantholder will be entitled to a cash payment equal to the portion of the per share market price of our common stock on the date of exercise of the warrants representing any fractional share that would have otherwise been issuable upon exercise of the warrants. We will at all times reserve the aggregate number of shares of our common stock for which the warrants may be exercised.

Issuance of any shares of our common stock deliverable upon the exercise of warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the warrant or taxes in respect of any transfer occurring contemporaneously therewith).

The warrants have been approved for listing, subject to notice of issuance, on the NYSE under the symbol “WBS WS.”

Rights as a Stockholder

The warrantholders will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until, and then only to the extent that, the warrants have been exercised.

Adjustments to the Warrants

Pursuant to the terms of the warrants, the number of shares of our common stock issuable upon exercise of each warrant, referred to as the “warrant shares,” and the warrant exercise price will be adjusted upon occurrence of certain events as follows:

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In the case of stock splits, subdivisions, reclassifications or combinations of common stock.    If we declare and pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares, then the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a warrant after such date will be entitled to purchase the number of shares of our common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

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In the case of cash dividends or other distributions.    If we fix a record date for making a distribution to all holders of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of our common stock and other dividends or distributions referred to in the preceding bullet point), then the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of our common stock on the last trading day preceding the first date on which our common stock trades regular way on the principal national securities exchange on which our common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of our common stock (such subtracted amount and/or fair market value, the “Per Share Fair Market Value”) divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares issuable upon exercise of a warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced only by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when our board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

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In the case of a pro rata repurchase of common stock.    A “pro rata repurchase” is defined as any purchase of shares of our common stock by us or any of our affiliates pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock. If we effect a pro rata repurchase of our common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of our common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of our common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of our common stock so repurchased and (ii) the market price per share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to the adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a warrant will be made pursuant to this adjustment provision.

The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer that is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or an exchange offer.

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In the case of a business combination or a reclassification of our common stock.    In the event of any business combination or a reclassification of our common stock (other than a reclassification referenced in the first bullet point above), a warrantholder’s right to receive warrant shares will be converted into the right to exercise that warrant to acquire the number of shares of stock or other securities or property (including cash) which our common stock issuable (at the time of such business combination or reclassification) upon exercise of such warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a warrant following the consummation of such business combination, if the holders of our common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that a warrantholder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of our common stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount of warrant shares to be withheld by us as payment of the exercise price from stock, securities or the property that would otherwise be delivered to a warrantholder upon exercise of warrants following any business combination, the amount of such stock, securities or property to be withheld will have a market price equal to the aggregate exercise price as to which such warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such warrants are exercised and notice is delivered to the warrant agent. If any such property is not a security, the market price of such property will be deemed to be its fair market value as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

Neither the exercise price nor the number of warrant shares will be adjusted in the event of a change in the par value of our common stock or a change in our jurisdiction of incorporation.

The warrant agent will notify the warrantholders of any adjustments. If the warrant agent fails to give such notice, the exercise price and the number of warrant shares will nevertheless be adjusted.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of our common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or one-tenth (1/10th) of a share of our common stock, or more, or on exercise of a warrant if that occurs earlier.

For purposes of these adjustment provisions:

“ordinary cash dividends” means a regular quarterly cash dividend on shares of our common stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that ordinary cash dividends will not include any cash dividends paid subsequent to November 21, 2008 to the extent the aggregate per share dividends paid on our outstanding common stock in any quarterly period exceed $0.30, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“market price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two FINRA members selected from time to time by us for that purpose, and will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under the warrants, the market price will be deemed to be the fair market value per share of such security as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination. If making any such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date. For the purposes of determining the market price of our common stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Amendment

The warrants may be amended and the observance of any material term of such warrants may be waived with the consent of a majority of the holders of such warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the warrants are exercisable or (iii) that would change in a manner adverse to such warrantholders the terms of the adjustment provisions in the warrant certificate described above.

Description of the Warrant Agreement

Under the warrant agreement, Mellon Investor Services LLC is appointed to act as the warrant agent to act on our behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the warrants and required to maintain a registry recording the names and addresses of all registered holders of warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving gross negligence, willful misconduct or bad faith and arising out of its service as warrant agent.

The warrants will initially be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with, or on behalf of, DTC, and will be registered in the name of DTC or a nominee of DTC, in each case for credit to the account of a direct or indirect participant in DTC. For a description of book-entry procedures and settlement mechanics generally applicable to securities held through DTC participants, see “Book-Entry Issuance” below. Owners of a beneficial interest in any global warrant are entitled to receive a warrant in definitive form not held by a depository or the warrant agent only if (i) DTC is unwilling or unable to continue as depository for the global warrant or ceases to be a “clearing agency” under the Exchange Act (and, in each case, no successor depository is appointed within 90 days), (ii) we, in our sole discretion, notify the warrant agent of our election to issue warrants in definitive form under the warrant agreement or (iii) we have been adjudged bankrupt, consented to the filing of bankruptcy proceedings, or filed a petition, answer or consent seeking to reorganize under federal or state law.

Governing Law

The warrants and the warrant agreement will be governed by New York law.

Book-Entry Issuance

The warrants may be issued as global warrants and deposited with a depositary. The following is a summary of the depositary arrangements applicable to warrants issued in permanent global form and for which DTC will act as depositary, referred to as the “global warrants.” The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Each global warrant will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global warrants will not be exchangeable for certificated warrants.

Only institutions that have accounts with DTC or its nominee, referred to as “DTC participants,” or persons that may hold interests through DTC participants may own beneficial interests in a global warrant. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global warrants and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global warrants by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the warrants. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global warrant.

DTC has advised us that upon the issuance of a global warrant and the deposit of that global warrant with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the number of warrants represented by that global warrant to the accounts of DTC participants.

We will make any payments on warrants represented by a global warrant to DTC or its nominee, as the case may be, as the registered owner and holder of the global warrant representing those securities. DTC has advised us that upon receipt of any payment on a global warrant, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that warrant, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global warrant held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we nor our agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global warrant or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

Any global warrant that is exchangeable for warrants in definitive form as described under “—Description of the Warrant Agreement,” above, will be exchangeable in whole for warrants in definitive form. The registrar will register the certificated warrants in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global warrant.

Except as provided above, as an owner of a beneficial interest in a global warrant, you will not be entitled to receive physical delivery of warrants in definitive form and will not be considered a holder of warrants for any purpose. No global warrant will be exchangeable except for another global warrant of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global warrant.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global warrant desires to take any action that a holder is entitled to take under the terms of the warrants, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

Global Clearance and Settlement Procedures

Initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in global warrants among DTC participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

SELLING SECURITY HOLDER

On November 21, 2008, we issued to Treasury a warrant to purchase 3,282,276 shares of our common stock together with shares of our preferred stock pursuant to a securities purchase agreement between us and Treasury for such warrant and preferred stock, referred to as the “Securities Purchase Agreement.” Treasury acquired the warrant and shares of our preferred stock as part of the Troubled Assets Relief Program, referred to as “TARP.” TARP was established pursuant to the Emergency Economic Stabilization Act of 2008, referred to as “EESA,” which was enacted into law on October 3, 2008 in response to the financial crisis. EESA requires the Secretary of the Treasury to acquire warrants in connection with certain purchases from a financial institution, subject to certain exceptions. The warrants being offered were acquired when Treasury acquired our preferred stock on November 21, 2008. On December 29, 2010, we completed the redemption of the preferred stock issued to Treasury as part of TARP. We are registering the warrants (and the shares of common stock issuable upon exercise of the warrants) offered by this prospectus supplement and the accompanying prospectus on behalf of Treasury as the selling security holder.

The following description of the selling security holder was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities such as advising the President on economic and financial issues, encouraging sustainable economic growth, and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection, and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living, and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats, and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The table below sets forth information with respect to the beneficial ownership of the warrants held as of May 27, 2011 by the selling security holder, the number of warrants being offered hereby, and information with respect to warrants to be beneficially owned by the selling security holder assuming all the warrants offered hereby are sold.

Selling Security Holder

	Number of Warrants Beneficially Owned Prior to This Offering	Number of Warrants Offered in This Offering	Number of Warrants to be Beneficially Owned Following This Offering
United States Department of the Treasury	3,282,276	3,282,276	0

The warrants currently are exercisable for 3,282,276 shares of our common stock, which represented approximately 3.75% of our common stock outstanding as of May 27, 2011 (however, because the warrants must be exercised on a cashless basis, we will withhold from an exercising warrantholder a number of shares with a value equal to the aggregate exercise price as payment for the exercise of the warrants). The actual number of shares that could be issued upon exercise of the warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described above under “Description of the Warrants—Adjustments to the Warrants,” and cannot be determined at this time. Other than the warrants, Treasury does not own any of our equity securities.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by the selling security holder. Other than the Securities Purchase Agreement, we have no material contractual relationships with the selling security holder. Purchasers of the warrants will have no rights under the Securities Purchase Agreement.

Under the Securities Purchase Agreement, we have agreed to indemnify the selling security holder in connection with certain liabilities in connection with this offering, including any liabilities under the Securities Act. As an agency of the United States, Treasury is likely immune from suit on claims by purchasers of warrants in connection with this offering. See “Risk Factors—Risks Related to the Warrants—The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited” above.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants or the shares of common stock issuable upon the exercise thereof likely would be barred.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations concerning the ownership, exercise and disposition of the warrants and ownership and disposition of the common stock received upon exercising the warrants. The following discussion is not exhaustive of all possible tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary, and final Treasury Regulations promulgated thereunder, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations, and judicial and administrative interpretations thereof may change at any time (possibly with retroactive effect). The Code, Treasury Regulations, and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (the “IRS”) or U.S. courts will agree with the tax consequences described in this summary.

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular beneficial owner of the warrants or our common stock (referred to herein as a “holder”) in light of that holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt entities, financial institutions, traders that elect to use a mark-to-market method of tax accounting for their securities holdings, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” real estate investment trusts, regulated investment companies or shareholders of such entities, pass-through entities for U.S. federal income tax purposes (e.g., partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or persons that hold the warrants or our common stock through such pass-through entities, holders that hold the warrants or our common stock as part of a wash sale, constructive sale, straddle, hedge, conversion transaction or other integrated investment, holders subject to the alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, and certain U.S. expatriates). Holders should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the ownership, exercise and disposition of the warrants and ownership and disposition of the common stock received upon exercising the warrants.

If a partnership (or any other entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) holds the warrants and/or our common stock, the tax treatment of a partner or beneficial owner of an interest in the pass-through entity will generally depend on the status of the partner or beneficial owner, the activities of the partnership or entity, and certain determinations made at the partner or beneficial owner level. Such a partner or beneficial owner should consult its own tax advisors as to the U.S. federal income tax consequences of being a partner or beneficial owner in a partnership or other pass-through entity.

This summary is directed solely to holders that hold the warrants or our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE WARRANTS AND

OUR COMMON STOCK. PROSPECTIVE HOLDERS OF THE WARRANTS AND OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR WARRANTS AND COMMON STOCK.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a warrant and/or common stock that is, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in, or organized under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of a warrant and/or common stock that is not a U.S. Holder and is not an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Warrants

U.S. Holders

Sale of the Warrants.    In general, a U.S. Holder of a warrant will recognize gain or loss upon the sale of the warrant in an amount equal to the difference between the amount realized on the sale and the U.S. Holder’s adjusted tax basis in the warrant. The initial tax basis in the warrant will be the purchase price. Gain or loss attributable to the sale of the warrant will generally be capital gain or loss. Capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates (currently at a maximum rate of 15% through 2012) where the U.S. Holder has a holding period greater than one year.

Exercise of the Warrants.    The U.S. federal income tax consequences of the exercise of warrants that require net share settlement (such as the warrants offered hereby) are not entirely clear. Although not free from doubt, we expect that the exercise of the warrants may be treated as a tax-free non-recognition event, either because it may be treated as not being a gain realization event (except with respect to any cash received in lieu of any fractional share), or may be treated as a recapitalization. In either case, a U.S. Holder’s tax basis in the common stock received will equal the U.S. Holder’s adjusted tax basis in the warrants, less any amount attributable to any fractional share. Your receipt of cash in lieu of a fractional share of common stock will generally be treated as if you received the fractional share and then received such cash in redemption of the share. If the exercise of the warrants is treated as not being a gain realization event, the holding period of common stock received upon the exercise of a warrant should commence on the day after the warrant is exercised. If the exercise of warrants is treated as a recapitalization, the holding period of common stock received upon the exercise of a warrant will include the U.S. Holder’s holding period for the warrant.

It is also possible that exercise of the warrants could be treated as a taxable exchange in which gain or loss will be recognized. The amount of gain or loss recognized on such exchange and its character as short-term or long-term will depend on the characterization of that exchange. If a U.S. Holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrants, the amount of gain or loss will be the difference between that exercise price and such U.S. Holder’s adjusted tax basis attributable to the warrants or shares of our common stock deemed to have been sold. If the U.S. Holder is treated as selling warrants, such U.S. Holder will have long-term capital gain or loss if it has held the warrants for more than one year. If the U.S. Holder is treated as selling underlying shares of our common stock, such U.S. Holder will have short-term capital gain or loss. In either case, a U.S. Holder of a warrant will also recognize gain or loss in respect of the cash received in lieu of any fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. Holder’s tax basis attributable to such fractional share. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code. U.S. Holders should consult their tax advisors as to the holding period and basis in the stock received if a characterization described in this paragraph applies.

Alternatively, if the U.S. Holder is treated as exchanging, in a taxable exchange, the warrants for shares of our common stock received on exercise, the amount of gain or loss will be the difference between (1) the fair market value of our common stock and cash in lieu of any fractional share received on exercise and (2) the holder’s adjusted tax basis in the warrants. In that case, the U.S. Holder will have long-term capital gain or loss with respect to the exchange if it has held the warrants for more than one year and such U.S. Holder will have a tax basis in the shares of our common stock received equal to their fair market value and a holding period beginning on the date after the exchange. U.S. Holders should consult their tax advisors regarding the possible application of the wash sale rules to such an exchange.

Due to the absence of authority on the U.S. federal income tax treatment of the exercise of warrants that require net share settlement, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above will be adopted by the IRS or a court. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of the warrants.

Expiration of the Warrants.    Upon the expiration of the warrants, a U.S. Holder will recognize a loss equal to the adjusted tax basis of the warrants. Such loss will generally be a capital loss and will be a long-term capital loss if the warrants have been held for more than one year on the date of expiration. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Adjustments Under the Warrants.    Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased is subject to adjustment from time to time upon the occurrence of certain events. Under Section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of a holder of warrants may be treated as a distribution with respect to any U.S. Holder of warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain future circumstances which may or may not occur, such an adjustment pursuant to the terms of the warrants may be treated as a taxable distribution to the holder of warrants to the extent of our current or accumulated earnings and profits, without regard to whether the holder of warrants receives any cash or other property. In the event of such a taxable distribution, a U.S. Holder’s adjusted tax basis in its warrants will be increased by an amount equal to the taxable distribution. See “—Common Stock—U.S. Holders—Taxation of Dividends,” below.

The rules with respect to adjustments are complex, and U.S. Holders of warrants should consult their own tax advisors in the event of an adjustment.

Non-U.S. Holders

Sale or Exercise of the Warrants.    As described above under “U.S. Holders—Exercise of the Warrants”, the U.S. federal income tax consequences of the exercise of warrants that require net share settlement are not entirely clear. If the exercise of the warrants is treated as a tax-free non-recognition event, a Non-U.S. Holder will not be subject to U.S. federal income tax upon the exercise. If the exercise is treated as a taxable exchange in which gain or loss will be recognized, or if a Non-U.S. Holder sells, exchanges or otherwise disposes of the warrants, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized upon the sale, exchange or other disposition or upon exercise of the warrants unless:

•

the gain is effectively connected with the conduct of a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such Non-U.S. Holder);

•	the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or exercise or such Non-U.S. Holder’s holding period of the warrants, and certain other conditions are met.

Gain that is treated as effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a foreign corporation, “effectively connected” gains recognized by the Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at 30% (or lower applicable income tax treaty rate). An individual Non-U.S. Holder who was present in the United States for 183 days or more during the year of sale, exchange or other disposition of the warrants will generally be subject to a flat 30% tax on the gain derived from such sale, exchange or other disposition, which may be offset by U.S. source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States under the Code. Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe we are not, and have not been, a USRPHC, and we do not expect to become a USRPHC.

Adjustments Under the Warrants.    Any deemed distributions resulting from adjustments pursuant to the terms of the warrants to the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased (see “—Warrants—U.S. Holders—Adjustments Under the Warrants” above) will generally be subject to U.S. federal withholding tax at a 30% rate (or lower applicable income tax treaty rate) to the extent deemed to be made out of our current or accumulated earnings and profits. In the case of any deemed distribution, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, shares of our common stock delivered upon exercise of the warrants. However, deemed distributions that are effectively connected with the conduct of a trade or business within the United States and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or lower applicable income tax treaty rate).

Common Stock

U.S. Holders

Taxation of Dividends.    In general, distributions with respect to our common stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under “—Common Stock—U.S. Holders—Taxation of Capital Gains.”

Dividends paid by us to corporate U.S. Holders will be eligible for the dividends-received deduction, provided that the corporate U.S. Holder receiving the dividends satisfies the holding period and other requirements for the dividends-received deduction. Dividends paid by us to certain non-corporate U.S. Holders (including individuals) with respect to taxable years beginning on or before December 31, 2012 generally will be eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals (currently at a maximum tax rate of 15% through 2012), provided that the non-corporate U.S. Holder receiving the dividends satisfies the applicable holding period and other requirements. Dividends paid by us to certain non-corporate U.S. Holders (including individuals) with respect to taxable years beginning on or after January 1, 2013 generally will be subject to U.S. federal income taxation at ordinary income tax rates, and to the Medicare tax described below under “—Recent Legislation—Medicare Tax.”

Taxation of Capital Gains.    Upon a sale, exchange or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held the stock for more than one year at the time of disposition. For a discussion of the U.S. Holder’s holding period in respect of common stock received upon exercising the warrants, see above under “—Warrants—U.S. Holders—Exercise of the Warrants.” Long-term capital gains of certain non-corporate U.S. Holders (including individuals) recognized in taxable years beginning on or before December 31, 2012 are subject to U.S. federal income taxation at a maximum rate of 15%, and thereafter at a maximum rate of 20%, and to the Medicare tax described below under “—Recent Legislation—Medicare Tax.” The deductibility of capital losses is subject to limitations under the Code.

Non-U.S. Holders

Taxation of Dividends.    In general, any distributions we make to a Non-U.S. Holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the Non-U.S. Holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any distribution not constituting a dividend will be treated first as reducing the adjusted tax basis in the Non-U.S. Holder’s shares of our common stock and, to the extent it exceeds the adjusted tax basis in the Non-U.S. Holder’s shares of our common stock, as gain from the sale or exchange of such stock, subject to the tax treatment described below under “—Common Stock—Non-U.S. Holders—Taxation of Capital Gains.”

Dividends we pay to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment) will not be subject to U.S. withholding tax, as described above, if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the Non-U.S. Holder was a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional “branch profits tax” at a rate of 30% (or lower applicable income tax treaty rate).

Taxation of Capital Gains.    In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the Non-U.S. Holder’s shares of our common stock unless:

•

the gain is effectively connected with the conduct of a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such Non-U.S. Holder);

•	the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a USRPHC for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period of our common stock, and certain other conditions are met.

Gain that is treated as effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a foreign corporation, the “branch profits tax” described above also may apply to such effectively connected gain. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States under the Code. We believe we are not, and have not been, a USRPHC (see “—Warrants—Non-U.S. Holders—Sale or Exercise of the Warrants” above), and we do not expect to become a USRPHC.

Information Reporting and Backup Withholding

In general, dividends on our common stock and payments to a U.S. Holder of the proceeds of a sale, exchange or other disposition of our common stock or warrants are subject to information reporting and may be subject to backup withholding unless the U.S. Holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that it is not subject to backup withholding.

Annual reporting to the IRS and to each Non-U.S. Holder will be required as to the amount of dividends paid to such Non-U.S. Holder and the amount, if any, of tax withheld with respect to such dividends, unless the Non-U.S. Holder is an exempt recipient or otherwise establishes an exemption from such requirements. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established under the provisions of an applicable income tax treaty or agreement. Dividends generally are not subject to backup withholding if the Non-U.S. Holder properly certifies its non-U.S. status (usually by completing an IRS Form W-8BEN).

The payment of the proceeds of the sale, exchange or other disposition of our common stock or warrants to or through the U.S. office of a broker will be subject to both backup withholding and information reporting unless the Non-U.S. Holder certifies its non-U.S. status on IRS Form W-8BEN, or otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our common stock or warrants by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Holder establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a U.S. or Non-U.S. Holder may be refunded or credited against such U.S. or Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Recent Legislation

Medicare Tax

Recently enacted legislation provides that, effective with respect to taxable years beginning after December 31, 2012, a U.S. person that is an individual will generally be subject to a 3.8% tax on the lesser of (i) the U.S. person’s “net investment income” for a taxable year or (ii) the excess of the U.S. person’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include interest, dividends (including dividends paid with respect to our common stock), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of warrants or our common stock) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. For taxable years beginning after December 31, 2012, a U.S. person that is an estate or trust also will generally be subject to a 3.8% tax on a similar base.

Withholding on Payments to Foreign Financial Entities and Other Foreign Entities

Beginning with payments made after December 31, 2012, recently enacted legislation will generally impose a 30% withholding tax on U.S. source dividends and gross proceeds from the sale or other disposition of stock or property that is capable of producing U.S. source dividends (possibly including instruments such as the warrants) paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code) unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements, and (ii) certain other non-U.S. entities unless the entity provides the payor with information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. Under certain circumstances, a Non-U.S. Holder of stock might be eligible for refunds or credits of the tax. Although obligations outstanding on March 18, 2012 are exempt from this legislation, it is not clear whether this exemption applies to the warrants. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the warrants and our common stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase, holding and exercise of the warrants by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” a plan subject to Section 4975 of the Code, including an individual retirement account, or “IRA,” or Keogh plan, and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or other plan’s investment in such entity, each of which is referred to as a “Plan.” A fiduciary of a Plan should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the warrants. Among other factors, a Plan fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), referred to as “Non-ERISA Arrangements,” are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to substantially similar laws, referred to collectively as “Similar Laws.”

An investment in the warrants or the acquisition of our common stock upon the exercise of the warrants by a Plan, including a Plan that is an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity, referred to as a “Plan Asset Entity,” with respect to which we or certain of our affiliates are or become a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under ERISA or Section 4975 of the Code, unless such acquisition or exercise is made pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from an investment in the warrants or the acquisition of our common stock upon exercise of the warrants by a Plan. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption, referred to as the “service provider exemption,” for the purchase and sale of securities, provided that neither the issuer of securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, that the issuer is a party in interest or disqualified person solely by reason of being a service provider to the Plan involved in the transaction or having a relationship to such service provider, and provided further that the Plan pays no more and receives no less than “adequate consideration”

in connection with the transaction. There can be no assurance that all of the conditions of any of these statutory or class exemptions will be satisfied at the time that the warrants are acquired or exercised by a purchaser.

Any purchaser or holder of warrants or common stock acquired upon exercise of warrants or any interest therein will be deemed to have represented by its purchase of the warrants or common stock pursuant to the exercise of the warrants that either (1) it is not a Plan (including, without limitation, a Plan Asset Entity) or a Non-ERISA Arrangement and is not purchasing the warrants or common stock pursuant thereto on behalf of or with the assets of any Plan (including, without limitation, a Plan Asset Entity) or Non-ERISA Arrangement or (2) the purchase of the warrants or common stock pursuant thereto will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing and/or exercising warrants on behalf of or with the assets of any Plan (including a Plan Asset Entity) or Non-ERISA Arrangement consult with their counsel regarding potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such investment and whether an exemption is available under any of the PTCEs listed above or the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of warrants have exclusive responsibility for ensuring that their purchase, holding and exercise of warrants do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any similar provisions of Similar Laws. The acquisition, holding and, to the extent relevant, exercise of, warrants or common stock by any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to, investments by such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriter, Deutsche Bank Securities, has agreed to purchase from the selling security holder the following respective number of warrants at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriter	Number of Warrants
Deutsche Bank Securities Inc.	3,282,276

Total	3,282,276

The underwriting agreement provides that the obligations of the underwriter to purchase the warrants offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the warrants the selling security holder determines to sell, if any are purchased. The number of warrants that the selling security holder may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process—The Auction Process—Pricing and Allocation.”

The underwriter plans to offer the warrants for sale pursuant to the auction process described above under “Auction Process.” Warrants sold by the underwriter to the public will be sold at the clearing price determined through that auction process. During the auction period, bids may be placed at any price (in increments of $0.05) at or above the minimum bid price of $5.50 per warrant. The offering of the warrants by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. As described under “Auction Process,” the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process.

The underwriting discounts and commissions are the greater of (i) $150,000 and (ii) the sum of (1) 1.4% of the public offering price per warrant with respect to the first $200,000,000 of gross proceeds of the offering of the warrants plus (2) 0.9% of the public offering price per warrant with respect to gross proceeds of the offering of the warrants in excess of $200,000,000. The selling security holder has agreed to pay the underwriter the following discounts and commissions:

	Paid by the Selling Security Holder	Paid by WBS
Per Warrant	$0.08820	$0
Total	$289,496.74	$0

We estimate that our share of the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $250,000.

We have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.

Each of our executive officers and directors has agreed, subject to certain specified exceptions, not to offer, sell, pledge, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any warrants or shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our warrants or our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. Any such consent may be given at any time without public notice. We have entered into a similar agreement with the underwriter with respect to the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, which can only be waived with the prior written consent of the underwriter, except that without such consent we may, among other things, (i) issue common stock or securities convertible into or exchangeable for common stock in connection the exercise of options, warrants and securities outstanding on the date hereof, (ii) sell or distribute equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or S-8 (or any successor form), (iii) grant and issue shares of equity securities and/or options or other rights in respect thereof pursuant to stock-based compensation or incentive plans, (iv) issue common stock in connection with dividend reinvestment plans or employee stock purchase plans and (v) issue common stock in connection with any court order or decree. The Securities Purchase Agreement with Treasury contains similar but more restrictive lock-up provisions. There are no agreements between either Deutsche Bank Securities or the selling security holder and us or any of our stockholders or affiliates releasing us or them from these lock-up agreements prior to the expiration of the 45-day period.

The warrants have no established trading market. The warrants have been approved for listing, subject to notice of issuance, on the NYSE under the symbol “WBS WS.” The underwriter may make a market in the warrants after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the warrants or that an active public market for the warrants will develop.

In connection with the offering and any subsequent market-making activities, the underwriter may purchase and sell warrants or common stock in the open market. These transactions may include stabilizing transactions, which consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering, or other purchases. In addition, the underwriter may engage in short sales and purchases to cover positions created by short sales in connection with any market-making activities. Short sales would involve the sale by the underwriter of a greater number of securities than they then hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions and purchases to cover a short position, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the warrants or the common stock, and may stabilize, maintain or otherwise affect the market price of the warrants or the common stock. As a result, the price of the warrants or the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The underwriter and its respective affiliates have, from time to time, provided, and may in the future provide, various investment banking and financial advisory services to us and to the selling security holder, for which they received or will receive customary fees and expenses. The underwriter has agreed to provide various services to Treasury in connection with sales of the warrants of certain financial institutions (as defined in the EESA) in connection with offerings of those warrants to be conducted as public auctions, pursuant to which the underwriter is entitled to an administrative fee of $250,000 and a minimum commitment fee of up to $10 million for services performed during the two-year commitment period (subject to reduction by the amount of any underwriting compensation received by the underwriter in connection with completed auctions). The commitment fee (as so reduced) generally is payable only at the end of that two-year period.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of warrants and shares of Common Stock described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the warrants and shares of Common Stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of warrants may be made to the public in that relevant member state at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Manager or Managers nominated by the Issuer for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For purposes of this provision, the expression an “offer of the warrants to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the warrants to be offered so as to enable an investor to decide to purchase or subscribe the warrants, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each relevant member state and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this Prospectus Supplement.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The warrants and shares of Common Stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such warrants and shares of Common Stock will be engaged in only with, relevant persons.

Notice to Prospective Investors in Hong Kong

The warrants may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the warrants may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the warrants. The warrants are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the warrants in this offer may not transfer or resell those warrants except to other OIIs.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the warrants may not be circulated or distributed, nor may the warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

then shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the warrants pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE. The offer of the warrants does not constitute a public offer of securities in the UAE in accordance with relevant laws of the UAE, in particular, the Commercial Companies Law, Federal law No. 8 of 1984 (as amended). The warrants may not be offered to the public in the UAE. The warrants may only be offered and issued to a limited number of investors in the UAE who qualify as sophisticated investors under the relevant laws and regulations of the UAE. The underwriter represents and warrants that the warrants will not be offered, sold, transferred or delivered to the public in the UAE.

Notice to Prospective Investors in the Dubai International Financial Centre

This statement relates to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The warrants to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the warrants offered should conduct their own due diligence on the warrants. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. For the avoidance of doubt, the warrants are not interests in a “fund” or “collective investment scheme” within the meaning of either the Collective Investment Law (DIFC Law No. 1 of 2006) or the Collective Investment Rules Module of the Dubai Financial Services Authority Rulebook.

LEGAL MATTERS

The validity of the warrants offered hereby will be passed upon for Webster by Hogan Lovells US LLP, Washington, D.C. Certain legal matters related to the offering will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York and by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements of Webster Financial Corporation appearing in Webster Financial Corporation’s Annual Report (Form 10-K) for the years ended December 31, 2010 and 2009, and the effectiveness of Webster Financial Corporation’s internal control over financial reporting as of December 31, 2010 and 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Webster Financial Corporation and subsidiaries for the year ended December 31, 2008, incorporated by reference herein from the Company’s 2010 annual report on Form 10-K, include the effects of the adjustments to retrospectively apply the changes in accounting described in Notes 1 and 16 to the consolidated financial statements, as well as the effects of changes to reportable segments that resulted in retrospective restatement of the segment disclosures as described in Note 22 to the consolidated financial statements (collectively the “Retrospective Adjustments”). KPMG LLP, an independent registered public accounting firm, audited the consolidated financial statements for the year ended December 31, 2008, before the effects of the Retrospective Adjustments, which financial statements are not incorporated by reference herein. Ernst & Young LLP, an independent registered public accounting firm, audited the Retrospective Adjustments.

The consolidated financial statements of Webster Financial Corporation and subsidiaries for the year ended December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of (1) KPMG LLP, solely with respect to those financial statements before the effects of the Retrospective Adjustments, and (2) Ernst & Young LLP, solely with respect to the Retrospective Adjustments, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

PROSPECTUS

WEBSTER FINANCIAL CORPORATION

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,

Purchase Contracts, Units and Warrants

WEBSTER CAPITAL TRUST V

WEBSTER CAPITAL TRUST VI

WEBSTER CAPITAL TRUST VII

Trust Preferred Securities Fully and Unconditionally Guaranteed,

As Described In This Prospectus

By

Webster Financial Corporation

By this prospectus, Webster Financial Corporation may offer from time to time:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and

•	warrants exercisable for debt securities, common stock or preferred stock.

By this prospectus, each of Webster Capital Trust V, Webster Capital Trust VI and Webster Capital Trust VII may offer from time to time its trust preferred securities. In addition, this prospectus may be used to offer securities for the account of other persons.

When each of Webster Financial Corporation, Webster Capital Trust V, Webster Capital Trust VI, Webster Capital Trust VII or selling securityholders offers securities, it or they will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities.

We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

Webster Financial Corporation’s common stock is listed for trading on the New York Stock Exchange under the symbol “WBS.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2008.

i

ABOUT THIS PROSPECTUS

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

References in this prospectus to “Webster Financial,” “we,” “us” and “our” are to Webster Financial Corporation. References to a “Trust” or the “Trusts” are to each or all of Webster Capital Trust V, Webster Capital Trust VI and Webster Capital Trust VII. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depository shares, purchase contracts, units, warrants and trust preferred securities collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “WSB,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

The New York Stock Exchange
20 Broad Street
New York, New York 10005

On-line information, free of charge	SEC’s Internet website at
www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.websteronline.com. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Webster Financial Corporation

145 Bank Street

Waterbury, Connecticut 06702

(203) 578-2202

Attn: Terrence K. Mangan, Senior Vice President, Investor Relations

Internet Website: www.websteronline.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT

CONSTITUTE A PART OF THIS PROSPECTUS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31486). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 28, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed on May 9, 2008, August 5, 2008 and November 7, 2008, respectively;

•

our Current Reports on Form 8-K filed with the SEC on February 4, 2008, February 5, 2008, February 27, 2008, April 25, 2008, June 5, 2008, June 11, 2008, June 24, 2008, June 27, 2008 and November 24, 2008 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

•	the description of our common stock contained in our Registration Statement on Form S-4, as amended, filed with the SEC on March 24, 2000.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

There are no separate financial statements for the Trusts contained in or incorporated by reference in this prospectus. We do not believe these financial statements would be helpful because:

•

Each Trust has no independent operations and exists solely for the purpose of issuing the trust preferred securities and trust common securities and purchasing the junior subordinated debentures of Webster Financial.

•

Webster Financial guarantees the trust preferred securities of each Trust as described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, Webster Financial will pay all fees and expenses related to each Trust and the offering of its preferred securities, including the fees and expenses of the trustee or trustees.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information included or incorporated by reference in them includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including:

•	changes in general business, industry or economic conditions or competition;

•

changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principals or otherwise;

•	adverse changes or conditions in capital and financial markets;

•	changes in interest rates;

•	higher than expected costs or other difficulties related to integration of combined or merged businesses;

•	the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions;

•	changes in the quality or composition of Webster Financial’s loan and investment portfolios;

•	increased competition;

•	deposit attrition;

•	changes in the cost of funds, demand for loan products or demand for financial services; and

•	other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and our results of operations.

The forward-looking statements are based upon managements’ beliefs and assumptions and are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT WEBSTER FINANCIAL CORPORATION

Webster Financial Corporation, through Webster Bank, National Association, or “Webster Bank,” and various non-banking subsidiaries delivers financial services to individuals, families and businesses throughout southern New England and eastern New York State. Webster Financial also offers equipment financing, commercial real estate lending, asset-based lending and insurance premium financing on a regional and national basis. Webster Bank provides commercial banking, retail banking, consumer financing, mortgage banking, and trust and investment services through 182 banking offices, 484 ATMS and its Internet website (www.websteronline.com). Through its HSA Bank division (www.hsabank.com), Webster Bank offers health savings accounts on a nationwide basis.

On a consolidated basis, as of September 30, 2008, we had approximately $17.5 billion in assets, approximately $12.9 billion in loans, approximately $11.8 billion in total deposits and approximately $1.8 billion in total shareholders’ equity.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “WBS.” Our principal executive offices are located at 145 Bank Street, Waterbury, Connecticut 06702. Our telephone number is (203) 465-4364. Our website is www.websteronline.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

ABOUT THE TRUSTS

Each of the Trusts, Webster Capital Trust V, Webster Capital Trust VI and Webster Capital Trust VII, is a statutory trust formed under Delaware law. Each Trust exists solely to:

•	issue and sell its trust preferred securities and trust common securities;

•	use the proceeds from the sale of its trust preferred securities and trust common securities to purchase a series of Webster Financial’s junior subordinated debentures;

•	maintain its status as a grantor trust for United States federal income tax purposes; and

•	engage in other activities that are necessary or incidental to the above purposes.

We will enter into an amended and restated Trust agreement for each Trust, referred to in this prospectus as a “trust agreement,” which will state the terms and conditions for that Trust to issue and sell its trust preferred securities and trust common securities.

All of the trust common securities of each Trust will be directly or indirectly owned by Webster Financial. The trust common securities of each Trust will represent an aggregate liquidation amount equal to at least 3% of such Trust’s total capitalization. The trust preferred securities will represent the remaining portion of such Trust’s total capitalization. The terms of the trust common securities issued by each Trust will be substantially identical to the terms of the preferred securities issued by such Trust. The trust common securities will rank equally in priority of payment, and payments will be made proportionally, with the trust preferred securities of such Trust. However, if Webster Financial defaults on the related junior subordinated debentures, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities of the relevant Trust will be subordinated to the trust preferred securities of such trust in priority of payment. The trust common securities of each Trust will also carry the right to vote and to appoint, remove or replace the trustees of such Trust.

The trust preferred securities of each Trust will be guaranteed by us as described in this prospectus.

Each Trust’s business and affairs will be conducted by the trustees we appoint, as holder of the trust common securities of each Trust. The trust agreement of each Trust will set forth the duties and obligations of the trustees.

Prior to the issuance of any trust preferred securities by a Trust, we will ensure that a majority of the trustees of the relevant Trust are persons who are our employees or officers or affiliates and that one trustee of the relevant Trust is a financial institution that will not be an affiliate of ours and that will act as property trustee, guarantee trustee and indenture trustee for purposes of the Trust Indenture Act of 1939, as amended. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets other requirements of applicable law, one other trustee of each Trust will have its principal place of business or reside in the State of Delaware.

Unless otherwise specified in the applicable prospectus supplement, the following trustees will conduct each Trust’s business and affairs:

•	The Bank of New York Mellon, as property trustee;

•	BNY Mellon Trust of Delaware, as Delaware trustee; and

•	Three of our officers, as administrative trustees.

Only we, as owner of the trust common securities of each Trust, can remove or replace, or increase or decrease the number of, the trustees of each Trust, subject to the provisions of the Trust Indenture Act and to the requirement under Delaware law that there be a trustee in the State of Delaware, and except in the case of an event of default under the junior subordinated debentures issued to such Trust, as described under the heading “Description of Trust Preferred Securities—Removal of Trustees” below. Unless otherwise provided in the applicable prospectus supplement, we will pay all fees and expenses related to the Trusts and the offering of the trust preferred securities and trust common securities, including the fees and expenses of the trustees.

The Trusts will not have separate financial statements. The financial statements would not be material to holders of the trust preferred securities because the Trusts will not have any independent operations. Each Trust exists solely for the reasons summarized above.

The principal executive office of each Trust is located at 145 Bank Street, Waterbury, Connecticut 06702, and the telephone number of each Trust is (203) 578-2265.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. As of September 30, 2008, we had 225,000 shares of preferred stock outstanding, all of which were issued on June 11, 2008. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and preferred stock dividends. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges,

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases,

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases, and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Year Ended December 31,					Nine Months Ended September 30, 2008(1)
	2003	2004	2005	2006	2007
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Including Interest on Deposits	1.97	1.82	1.75	1.38	1.33	—
Excluding Interest on Deposits	2.77	2.50	2.60	1.98	2.25	—

(1)	For the nine months ended September 30, 2008, earnings were insufficient to cover fixed charges by a $25.1 million deficiency.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	refinancing, reduction or repayment of debt;

•	investments in Webster Bank and our other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business; and

•	investments at the holding company level.

Each Trust will use all proceeds from the sale of the trust common and trust preferred securities to purchase junior subordinated debentures of Webster Financial.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling securityholders may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We or selling securityholders may offer and sell from time to time, in one or more offerings, the following:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and/or

•	warrants exercisable for debt securities, common stock or preferred stock.

The Trusts may offer and sell from time to time trust preferred securities guaranteed by us as provided in this prospectus.

DESCRIPTION OF DEBT SECURITIES

Description of Senior Debt Securities and Senior Subordinated Debt Securities

General

We may issue senior debt securities and/or senior subordinated debt securities, which in each case will be unsecured, direct, general obligations of Webster Financial. We may also issue junior subordinated debentures, which are described below under “—Description of Junior Subordinated Debentures.”

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior subordinated debt securities will be subordinate and junior in priority of payment to senior debt securities of Webster Financial, as described below under “—Subordination of Senior Subordinated Debt Securities” and in the prospectus supplement applicable to any senior subordinated debt securities that we may offer. For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt securities and the senior subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and senior subordinated debt securities under a separate senior subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt indenture and the senior subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939.

Each indenture will be between Webster Financial and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the senior subordinated debt indenture under which we may issue our senior debt securities and senior subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

•	the amount of debt securities issued and any limit on the amount that may be issued;

•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

•

the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

•

the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•

our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•

the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•

whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•

any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•

whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•

if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

•

whether the debt securities can be converted into or exchanged for other securities of Webster Financial or trust preferred securities of one or more of the Trusts, and the related terms and conditions;

•	in the case of senior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Webster Financial. The applicable indenture may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Webster Financial that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities”:

•

“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Webster Financial or by one or more other subsidiaries of Webster Financial. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any subsidiary of Webster Financial that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Senior Subordinated Debt Securities

To the extent provided in the senior subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of senior subordinated debt securities, the payment of the principal of and premium, if any, and interest on any senior subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of Webster Financial in a liquidation or dissolution of Webster Financial, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Webster Financial, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the senior subordinated debt securities. Because of this subordination, general creditors of Webster Financial may recover more, ratably, than holders of senior subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related senior subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to Webster Financial, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•

“existing senior debt,” which means indebtedness of Webster Financial in the amount of $150 million evidenced by 5.125% senior notes due April 2014 issued pursuant to the purchase agreement dated April 6, 2004;

•

other indebtedness of Webster Financial evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	indebtedness of Webster Financial for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

•

indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in the Company’s consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

•

all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (1) through (8) above.

However, “senior debt” excludes:

•

any indebtedness, obligation or liability referred to in clauses (1) through (9) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the senior subordinated debt securities or ranks equally with the senior subordinated debt securities,

•

any indebtedness, obligation or liability which is subordinated to indebtedness of Webster Financial to substantially the same extent as or to a greater extent than the senior subordinated debt securities are subordinated, and

•

the senior subordinated debt securities and the junior subordinated debentures issued to the Trusts and, unless expressly provided in the terms thereof, any other indebtedness of Webster Financial to its subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to senior subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the senior subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the senior subordinated debt securities of that series will be subordinated.

Structural Subordination

Because Webster Financial is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of Webster Financial’s subsidiaries, since any right of Webster Financial to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. If Webster Financial itself is recognized as a creditor of that subsidiary, the claims of Webster Financial would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Webster Financial. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to Webster Bank would be subordinate in right of payment to deposits and to other indebtedness of the bank.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1)	either:

•	Webster Financial is the continuing entity, or

•

the successor entity, if other than Webster Financial, formed by or resulting from any consolidation or merger, or which has received the transfer of Webster Financial’s assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures, and

(2)	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of Webster Financial or any subsidiary as a result of that transaction as having been incurred by Webster Financial or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing;

provided, however, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants of Webster Financial and/or modifications to the covenant described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain the restrictive covenant stated above, nor does it contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default.

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

•	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any debt security of the series;

•

default in the performance or breach of any other covenant or warranty of Webster Financial contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

•

specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Webster Financial or any significant subsidiary or either of their property; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in clause (5) above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•

we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee, and

•

all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or

•

in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	except as described in the prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security,

•

reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

•	extend the time of payment of interest on any debt security or any additional amounts,

•	change any of the conversion, exchange or redemption provisions of any debt security,

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms,

•

release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities,

•	in the case of subordinated debt securities, modify the ranking or priority of the securities,

•

reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture, or

•

modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by Webster Financial with specific covenants in the indenture.

Webster Financial and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•

to evidence the succession of another person to Webster Financial as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•

to add to the covenants of Webster Financial for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Webster Financial in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure or provide for the guarantee of the debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•

the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•

the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by Webster Financial or any other obligor upon the debt securities or any affiliate of Webster Financial or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions in that indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•

defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•

covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

•

we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

•

the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Webster Financial is a party or by which it is bound;

•	certain other provisions set forth in the indenture are met;

•

we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•

in the case of the senior subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Subordination of Senior Subordinated Debt Securities” would prevent Webster Financial from making payments of principal of and premium, if any, and interest on the senior subordinated debt securities at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

•

purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

•

in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

•	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

•	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of the relevant Trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debentures or any preferred securities of the relevant Trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.

We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the senior subordinated debt securities. In the case of our junior subordinated debentures, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (a) the next succeeding interest payment date or (b) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the senior subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

Description of Junior Subordinated Debentures

General

We will issue the junior subordinated debentures in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between us and a junior subordinated debenture trustee meeting the requirements of the Trust Indenture Act. The junior subordinated debenture indenture will be qualified under the Trust Indenture Act, will be subject to, and governed by, the Trust Indenture Act, and is or will be included as an exhibit to the registration statement of which this prospectus is a part or will be filed with the SEC by Current Report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” above. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the junior subordinated debentures and the junior subordinated debenture indenture, including the definitions of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

The applicable prospectus supplement will describe the specific terms of the junior subordinated debentures which we will offer, including:

•	the specific title and designation, aggregate principal amount and any limit on that amount, purchase price and denominations of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determining the same, if applicable;

•	the rate or rates, which may be fixed or variable, at which the junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

•

the date or dates from which the interest, if any, will accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on the junior subordinated debentures;

•	the duration of the maximum consecutive period that Webster Financial may elect to defer payments of interest on the junior subordinated debentures;

•	any redemption, repayment or sinking fund provisions;

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whether the junior subordinated debentures are convertible into or exchangeable for common stock or other securities or rights of Webster Financial or other issuers, or a combination of the foregoing, and, if so, the applicable conversion or exchange terms and conditions;

•	any applicable material United States federal income tax consequences; and

•	any other specific terms pertaining to the junior subordinated debentures, whether in addition to, or modification or deletion of, the terms described in this prospectus.

Ranking

Each series of junior subordinated debentures will rank equally with all other junior subordinated debentures to be issued by Webster Financial and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Webster Financial, as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Webster Financial or its subsidiaries. As of November 30, 2008 the aggregate principal amount of the senior indebtedness that is described in “—Description of Junior Subordinated Debentures—Subordination,” was $150 million.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the junior subordinated debenture trustee in The City of New York or at the office of the paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

•	check mailed to the address of the person entitled thereto as the address will appear in the applicable securities register for junior subordinated debentures, or

•	transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any junior subordinated debenture will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, we will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after the principal and premium, if any, or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debentures will look, as a general unsecured creditor, only to us for payment.

Modification of Junior Subordinated Debenture Indenture

From time to time, Webster Financial and the junior subordinated debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes as set forth in the junior subordinated debenture indenture. Webster Financial and the junior subordinated debenture trustee may, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that we may not, without the consent of the holder of each outstanding junior subordinated debenture so affected, make any modifications which, among other things:

•	change the stated maturity or reduce the principal or premium or other amounts due on any junior subordinated debentures,

•

change the interest rate, or the manner of calculation of the interest rate, or extend the time of payment of interest on any junior subordinated debentures except for our right under the junior subordinated debenture indenture to defer the payment of interest,

•	change any of the conversion, exchange or redemption provisions applicable to any junior subordinated debentures,

•	change the currency in respect of which payments of principal of or any premium or interest on any junior subordinated debentures are to be made,

•	change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights,

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impair or affect the right of any holder of any junior subordinated debentures to institute suit for the payment of the principal or premium, if any, or interest thereon or for the conversion or exchange of any junior subordinated debentures in accordance with their terms,

•	change the subordination provisions adversely to the holders of the junior subordinated debentures, or

•	reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any modification of the junior subordinated debenture indenture.

Junior Subordinated Debenture Events of Default

Each of the following events with respect to any series of junior subordinated debentures will constitute a junior subordinated debenture event of default, whatever the reason for the junior subordinated debenture event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless the event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of the series pursuant to the junior subordinated debenture indenture:

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we fail for 30 days to pay any interest or certain additional amounts on that series of junior subordinated debentures when due, subject to any permitted deferral; provided that, during any extension period for that series of junior subordinated debentures, failure to pay interest on that series of junior subordinated debentures will not constitute a junior subordinated debenture event of default;

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we fail to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

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if applicable, we fail to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related trust preferred securities;

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we fail to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures provides written notice to us; or

•	certain events in bankruptcy, insolvency or reorganization of Webster Financial.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of the junior subordinated debentures. The junior subordinated debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on the junior subordinated debentures due and payable immediately upon a junior subordinated debenture event of default, except that a junior subordinated debenture event of default referred to in the last bullet point above will result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul the declaration and waive the default in respect of the junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of the series, waive any past default, except a default in the payment of the principal of or premium, if any, or interest on, or additional amounts owing on a debenture, unless the default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee, or a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series or a default in a conversion of exchange.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

In the case of securities of a series issued to a Webster trust, any holder of the corresponding series of trust securities issued by such trust shall have the right, upon the occurrence of an event of default described in the indenture, to institute a direct action. A “direct action” is a legal proceeding directly against Webster Financial for enforcement of payment to the holder of the principal of or premium, if any, or interest on the junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder or for enforcement of the conversion or exchange rights, as the case may be.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the trust agreement. See “Description of Trust Preferred Securities—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and other Transactions

Webster Financial will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person will consolidate with or merge into Webster Financial or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Webster Financial, unless:

•	in case Webster Financial consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor person expressly assumes Webster Financial’s obligations under the junior subordinated debentures and the guarantees,

•

immediately after giving effect to the consolidation or merger, no debenture event of default, and no event which, after notice or lapse of time or both, would become a junior subordinated debenture event of default, will have occurred and be continuing, and

•	other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

The junior subordinated debenture indenture will cease to be of further effect, except as to our obligations to pay all other sums due under to the junior subordinated debenture indenture and to provide the officers’ certificates and opinions of counsel described in that indenture, and we will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at maturity or upon redemption within one year, and

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Webster Financial deposits or causes to be deposited with the junior subordinated debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and any other amounts due interest to the date of the deposit or to the stated maturity of the junior subordinated debentures, as the case may be.

Subordination

The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Webster Financial, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of these debentures.

In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if:

•	there will have occurred and be continuing a default in any payment with respect to senior indebtedness,

•	any applicable grace period with respect to the default on the senior indebtedness has ended and the default has not been cured or waived or ceased to exist,

•	any judicial proceeding is pending with respect to any default.

“Indebtedness,” for purposes of the sections “—Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means:

•	every obligation of Webster Financial for money borrowed,

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every obligation of Webster Financial evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

•	every reimbursement obligation of Webster Financial with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of Webster Financial,

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every obligation of Webster Financial issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•	every capital lease obligation of Webster Financial,

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all indebtedness of Webster Financial, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements,

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every obligation of the type referred to in the clauses above of another person and all dividends of another person the payment of which, in either case, Webster Financial has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise,

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obligations of the type referred to in the clauses above of another person secured by any lien on any property or asset of Webster Financial, whether or not the obligation is assumed by Webster Financial; and

•	all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

“Senior debt,” for purposes of the sections “—Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated indenture, means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on indebtedness of the Company, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities, provided, however, that Senior Debt shall not be deemed to include (a) any indebtedness of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, as amended, was without recourse to the Company, (b) any indebtedness of the Company to any of its Subsidiaries, (c) indebtedness to any employee of the Company, and (d) any Securities.

Governing Law

The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Subordinated Debenture Trustee

The junior subordinated debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the junior subordinated debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The junior subordinated debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and bylaws, as amended. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and bylaws by following the directions under the heading “Where You Can Find More Information.”

General

Our Certificate of Incorporation provides the authority to issue 200,000,000 shares of common stock, par value $.01 per share. At September 30, 2008, there were 56,603,497 shares of common stock issued and we had outstanding stock options granted to directors, officers and other employees for 2,817,476 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of Webster Financial, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of the Preferred Stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Some Important Charter Provisions

Our Certificate of Incorporation provides for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms. Any amendment to our Certificate of Incorporation must be approved by at least two-thirds of our board of directors at a duly constituted meeting called for that purpose and also by stockholders by the affirmative vote of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of at least two-thirds of the shares entitled to vote is required to amend the provisions regarding amendment of our Certificate of Incorporation, directors, bylaws, approval for acquisitions of control and offers to acquire control, criteria for evaluating offers, the calling of special meetings of stockholders, greenmail, and stockholder action by written consent. In addition, the provisions regarding business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote on the matter. Our bylaws may be amended by the affirmative vote of at least two-thirds of the board of directors or by stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for that purpose.

Our Certificate of Incorporation requires that if any individual, firm, corporation or other entity seeks to acquire the sole or shared power to vote or to direct the voting of, or to dispose of or to direct the disposition of, 10% or more of our outstanding shares of capital stock entitled to vote generally in the election of directors, such acquisition must be approved by at least two-thirds of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors. In addition, prior to such acquisition, such individual, firm, corporation or other entity must obtain all required federal regulatory approvals for such acquisition.

Our Certificate of Incorporation also provides that no individual, firm, corporation or other entity may, alone or based on shared power, make any offer to buy or acquire, any solicitation of an offer to sell, any tender offer for, or any request or invitation for tender of, 10% or more of our outstanding shares of capital stock generally entitled to vote for directors without either:

(1)	receiving the approval of at least two-thirds of our directors then in office; or

(2)	obtaining approval from the appropriate federal regulatory authorities pursuant to applicable laws and regulations.

Our Certificate of Incorporation requires that business combinations between Webster Financial or any majority-owned subsidiary of Webster Financial and a 10% or more stockholder or its affiliates or associates, referred to collectively in this section as the “interested stockholder,” be approved either by:

(1)	at least 80% of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors;

(2)	at least two-thirds of our continuing directors, which means those directors unaffiliated with the interested stockholder and serving before the interested stockholder became an interested stockholder; or

(3)	meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested stockholder when it acquired its block of stock.

The types of business combinations with an interested stockholder covered by this provision include:

•	any merger, consolidation or share exchange

•	any sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the usual and regular course of business;

•	any issuance or transfer of equity securities having an aggregate market value in excess of 5% of the aggregate market value of our outstanding shares;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested stockholder; or

•

any reclassification of securities, recapitalization of Webster Financial or any merger or consolidation of Webster Financial with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership of the interested stockholder.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Webster Financial.

Our Certificate of Incorporation excludes our employee stock purchase plans and other employee benefit plans from the definition of interested stockholder.

Since the terms of our Certificate of Incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Certificate of Incorporation and bylaws. If you would like to read our Certificate of Incorporation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WBS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and the applicable certificate of designation to our certificate of incorporation, determining the terms of the related series of preferred stock and our bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as holders of shares of our common stock.

General

We are authorized to issue 3,000,000 shares of preferred stock, par value $0.01 per share. As of November 21, 2008, 625,000 shares of preferred stock were issued and outstanding, consisting of 225,000 shares of 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock and 400,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B. Our certificate of incorporation, subject to limitations prescribed in our certificate of incorporation and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Webster Financial.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock being offered;

•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster Financial;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster Financial; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Webster Financial, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	equally with our Series C Participating Preferred Stock and all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

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if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•

if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Webster Financial be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to a class series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed, and

•

we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for stock of Webster Financial ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial, provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Webster Financial, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Webster Financial, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of Webster Financial with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Webster Financial, will not be deemed to constitute a liquidation, dissolution or winding up of Webster Financial.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of incorporation, if the amendment would:

(1)	increase or decrease the aggregate number of authorized shares of that series of preferred stock,

(2)	increase or decrease the par value of the shares of that series of preferred stock, or

(3)	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Webster Financial or other issuers, including, without limitation, common stock, debt securities, trust preferred securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at Webster Financial’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be BNY Mellon Shareowner Services.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

Webster Financial and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither the depositary nor Webster Financial will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both Webster Financial and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of Webster Financial and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. Webster Financial and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. Webster Financial and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

Webster Financial, each depositary and any agent of Webster Financial or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•

the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities,

shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The descriptions of the trust preferred securities and the trust agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the trust preferred securities and portions of the amended and restated agreements. These descriptions do not restate those documents in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the form of trust agreement itself for a full description of the trust preferred securities, because it, and not the summaries, defines your rights as holders of the trust preferred securities. For more information, please review the form of the trust agreement and trust securities, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above. The following summary of certain terms and provisions of the trust preferred securities and the trust agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act.

General

The trust preferred securities may be issued from time to time in one or more series. The particular terms of the trust preferred securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement.

Each Trust may issue, from time to time, one series of trust preferred securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the trust agreement or that are otherwise set forth in the trust agreement of such Trust. The terms of the trust common securities issued by each Trust will be substantially identical to the terms of the preferred securities issued by such Trust. The trust common securities of a Trust will rank equally, and payments will be made proportionately, with the preferred securities of such Trust. However, if an event of default under the trust agreement of such Trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinated to the preferred securities in right of payment. The trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of such Trust. Webster Financial will own, directly or indirectly, all of the trust common securities of each Trust.

The trust preferred securities issued by a Trust will represent preferred undivided beneficial interests in such Trust. The holders of the trust preferred securities of a Trust will be entitled to a preference over the trust common securities of such Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of such Trust under the circumstances described under “—Subordination of Trust Common Securities.” The term “trust securities” as used in this prospectus collectively means the trust common securities and the trust preferred securities of a Trust. Each Trust will qualify its trust agreement as an indenture under the Trust Indenture Act, and its trust agreement is subject to, and governed by, the Trust Indenture Act.

A Trust that offers preferred trust securities will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement, including the following:

•	the specific designation, number and purchase price of the trust preferred securities;

•

the annual distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, whether such distributions will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

•

whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred, the maximum extension period and the other terms and conditions of such deferrals;

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the liquidation amount per trust preferred security which will be paid out of the assets of such Trust to the holders upon voluntary or involuntary dissolution, winding-up and liquidation of such Trust;

•

the obligation or right, if any, of such Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such Trust will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

•

the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into common stock or other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, the initial conversion or exchange price or rate per trust preferred security, the date or dates on which or period or periods within which the conversion or exchange may be effected and whether such Trust will have the option to convert such trust preferred securities into cash;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed;

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the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust agreement;

•	the terms and conditions, if any, upon which junior subordinated debentures held by such Trust may be distributed to holders of preferred securities;

•	the title or designation and terms of any securities with which the preferred securities are issued as a unit;

•	whether the trust preferred securities will or may be represented by one or more global certificates;

•	whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depository and disclosure relating to the depository arrangements; and

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any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

Each Trust offering trust preferred securities will also describe certain material United States federal income tax considerations applicable to such trust preferred securities in the applicable prospectus supplement.

The trust preferred securities of each Trust will rank equally, and payments will be made on the trust preferred securities equally, with the trust common securities of such Trust except as described under “—Subordination of Trust Common Securities.” Each Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of junior subordinated debentures of Webster Financial equal to the aggregate liquidation amount of the trust preferred securities and trust common securities. The property trustee of each Trust will hold legal title to the junior subordinated debentures for the benefit of the holders of the related trust securities. In addition, Webster Financial will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantees will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the Trusts when they do not have funds legally available for payment. See “Description Of Guarantees.”

The revenue of each Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related junior subordinated debentures of Webster Financial. If Webster Financial fails to make a required payment in respect of those junior subordinated debentures, the relevant Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

Deferral of Distributions

So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. If we elect to exercise our right to defer such payment of interest, the relevant Trust will defer distributions on the related trust preferred securities during any extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions specified in the applicable prospectus supplement; provided that the additional distributions may not exceed the interest rate accruing on the related junior subordinated debentures. We have no current intention to exercise our right to defer payments of interest on the junior subordinated debentures we may issue and, accordingly, distributions on the related trust preferred securities.

Redemption

Upon the repayment at the stated maturity or redemption, in whole or in part, before the stated maturity of the junior subordinated debentures, the property trustee of the relevant Trust will apply the proceeds from the repayment or redemption to redeem an aggregate liquidation amount of the trust securities issued by such Trust equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days’ prior written notice, at a redemption price equal to the aggregate liquidation amount plus accumulated distributions to the redemption date. The relevant Trust will redeem its trust securities and pay the applicable redemption price on the redemption date only to the extent that it has funds legally available for the payment thereof. See “—Subordination of Trust Common Securities.”

If Webster Financial redeems less than all of the junior subordinated debentures issued to a Trust before the stated maturity of the junior subordinated debentures, then such Trust will use the proceeds of the redemption to redeem the related trust securities proportionately between its trust preferred securities and trust common securities except as described under “—Subordination of Trust Common Securities.” If such Trust redeems less than all of the trust preferred securities held in book-entry form, if any, it will redeem its trust preferred securities in accordance with the procedures of The Depository Trust Company, also known as DTC. See “—Global Trust Preferred Securities.”

Redemption Procedures

Unless otherwise provided in the relevant trust agreement and described in the applicable prospectus supplement, if a Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available:

•

with respect to trust preferred securities held by DTC or its nominee, the property trustee will deposit, or cause the paying agent for the trust preferred securities to deposit, irrevocably with DTC, funds sufficient to pay the applicable redemption price, and

•

with respect to trust preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.

If the relevant Trust has given a notice of redemption and has deposited funds irrevocably as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders to receive the applicable redemption price, but without interest thereon, and the trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the relevant Trust will pay the applicable redemption price payable on that date on the next succeeding day that is a business day, and without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that a Trust or Webster Financial improperly withholds payment or refuses to pay and has not paid the applicable redemption price under the guarantee as described under “Description Of Guarantees”:

•

distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by such Trust to the date the applicable redemption price is actually paid, and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Subject to applicable law, including, without limitation, United States federal securities law, Webster Financial or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation of the Trusts and Distribution of Junior Subordinated Debentures

Webster Financial will have the right at any time to dissolve each Trust and cause the related junior subordinated debentures to be distributed to the holders of the trust securities of such Trust in liquidation of such Trust after satisfaction of liabilities to creditors of such Trust as required by applicable law. Unless otherwise stated in a Trust’s trust agreement and described in the applicable prospectus supplement, this right to dissolve will be subject to Webster Financial having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of the trust preferred securities of such Trust and subject to any regulatory approval.

Each Trust will automatically dissolve upon the first to occur of:

(1)	certain events of bankruptcy, dissolution or liquidation of Webster Financial,

(2)	the distribution of the related junior subordinated debentures to the holders of the trust securities of such Trust, if Webster Financial, as sponsor, has given written direction to the property trustee to dissolve such Trust, which direction is optional and, except as described above, wholly within the discretion of Webster Financial, as sponsor,

(3)	the conversion, exchange or redemption of all of the trust securities of such Trust,

(4)	expiration of the term of such Trust, and

(5)	the entry of an order for the dissolution of such Trust by a court of competent jurisdiction.

If a dissolution occurs as described in clause (1), (2), (4) or (5) above, the trustees of the dissolved Trust will liquidate such Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of the trust securities the related junior subordinated debentures. If the property trustee determines that the distribution is not practicable, the holders of the trust securities will be entitled to receive out of the assets of such Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, a liquidation distribution, which is an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the dissolved Trust can only pay the liquidation distribution in part because it has insufficient assets legally available to pay in full the aggregate liquidation distribution, then it will pay amounts on its trust securities proportionately, except that if a junior subordinated debenture event of default has occurred and is continuing, the trust preferred securities of such Trust will have a priority over its trust common securities in respect of liquidation distributions. See “—Subordination of Trust Common Securities.”

After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

(1)	the trust securities will no longer be deemed to be outstanding,

(2)	each registered global certificate, if any, representing the trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon distribution, and

(3)	any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on the trust securities until certificates are presented to the administrative trustees or their agent for cancellation, whereupon Webster Financial will issue to the holder, and the junior subordinated debenture trustee will authenticate, junior subordinated debentures in certificated form.

There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Subordination of Trust Common Securities

Each Trust that issues trust securities will pay distributions on, and the applicable redemption price of, the trust securities equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a junior subordinated debenture event of default has occurred and is continuing, the relevant Trust will not pay any distribution on, or applicable redemption price of, any of its trust common securities, and will not make any other payment on account of the redemption, liquidation or other acquisition of its trust common securities, unless payment in full in cash of all accumulated distributions on all of its outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the applicable redemption price, the full amount of the redemption price, will have been made or provided for. The property trustee of such Trust will apply all available funds first to the payment in full in cash of all distributions on, or applicable redemption price of, the trust preferred securities then due and payable.

Upon the occurrence and continuance of an event of default under a Trust’s trust agreement, Webster Financial, as the holder of the trust common securities of such Trust, will be deemed to have waived any right to act with respect to that event of default until the effect of the event of default will have been cured, waived or otherwise eliminated. Until any event of default has been so cured, waived or otherwise eliminated, the property trustee of such Trust will act solely on behalf of the holders of the trust preferred securities of such Trust and not on behalf of Webster Financial as the trust common securities holder, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

The occurrence of a junior subordinated debenture event of default, as described under “Description Of Junior Subordinated Debentures—Junior Subordinated Debenture Events of Default,” will constitute an event of default under the trust agreement for each Trust, unless otherwise provided in the trust agreement for such Trust and described in the applicable prospectus supplement. Within the time period specified in each trust agreement, the property trustee will transmit notice of an event of default of which it has actual knowledge to the holders of the trust preferred securities of the relevant Trust, the administrative trustees of such Trust and Webster Financial, as sponsor, unless the event of default will have been cured or waived.

For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Webster Financial, see “Description Of Junior Subordinated Debentures—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Removal of Trustees

Unless a junior subordinated debenture event of default has occurred and is continuing, Webster Financial, as the holder of trust common securities of each Trust, may remove the trustees at any time. If a junior subordinated debenture event of default has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of such Trust may remove the property trustee and the Delaware trustee at such time. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Webster Financial as the trust common securities holder. No resignation or removal of a trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under the trust agreement, provided that person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trusts

Each Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “—Liquidation of the Trusts and Distribution of Junior Subordinated Debentures.” Each Trust may, at the request of Webster Financial, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States; provided, that:

(1)	the successor entity either:

•	expressly assumes all of the obligations of such Trust with respect to the trust securities of such Trust, or

•

substitutes for the trust securities of such Trust successor securities, which are securities having substantially the same terms as the trust securities of such Trust, so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

(2)	Webster Financial expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures,

(3)	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of such Trust are then listed, if any,

(4)	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of such Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization,

(5)	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Trust in any material respect, other than any dilution of the holders’ interests in the new entity,

(6)	the successor entity has a purpose substantially identical to that of such Trust;

(7)	prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Webster Financial has received an opinion from independent counsel to such Trust experienced in these matters to the effect that:

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Trust in any material respect, other than any dilution of the holders’ interests in the new entity, and

•

following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

(8)	Webster Financial or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, no Trust will, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided below and under “—Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trusts” and “Description Of Guarantees—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of trust preferred securities will have no voting rights.

Webster Financial, the property trustee and the administrative trustees may amend from time to time the trust agreement of each Trust, without the consent of the holders of the trust securities of such Trust:

(1)	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement, provided, however, that the modification will not adversely affect in any material respect the interests of the holders of the trust securities; or

(2)	to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that such Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Trust will not be required to register as an investment company under the Investment Company Act;.

Subject to the immediately preceding paragraph, the trustees and Webster Financial may amend from time to time the trust agreement of each Trust:

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of such Trust, and

•

upon receipt by the trustees, other than the administrative trustees, of an opinion of nationally recognized counsel experienced in these matters to the effect that the amendment or the exercise of any power granted to such trustees in accordance with the amendment will not affect such Trust’s status as a grantor trust for United States federal income tax purposes or such Trust’s exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of such trust securities, the trust agreement of a Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment,

•	change the purpose of such Trust,

•	authorize the issuance of any additional beneficial interests in such Trust,

•	change the conversion, exchange or redemption provisions of such trust securities,

•	change the conditions precedent for Webster Financial to elect to dissolve such Trust and distribute the related junior subordinated debentures to the holders of such trust securities,

•	change the liquidation distribution or other provisions of such trust securities relating to the distribution of amounts payable upon the dissolution and liquidation of such Trust,

•	affect the limited liability of any holder of the trust securities, or

•

restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of the trust securities in accordance with their terms.

So long as the property trustee holds any junior subordinated debentures, the trustees will not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated debenture trustee, or execute any trust or power conferred on the property trustee, with respect to the junior subordinated debentures,

•	waive certain past defaults under the junior subordinated debenture indenture,

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the junior subordinated debentures, or

•	consent to any amendment, modification or termination of the junior subordinated debenture indenture or the junior subordinated debentures, where consent will be required,

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of such Trust; provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder of junior subordinated debentures affected thereby, the property trustee will not consent without the prior approval of each holder of the related trust preferred securities.

The trustees will not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees other than the administrative trustees will obtain an opinion of nationally recognized counsel experienced in these matters to the effect that such Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Webster Financial or any affiliate of Webster Financial will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

If specified in the applicable prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. The identity of the depository and the specific terms of the depository arrangements with respect to the trust preferred securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, DTC will be the depository and the depository arrangements described in this prospectus.

Payment and Paying Agent

Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent of each Trust will initially be the property trustee or such Trust and any co-paying agent chosen by the property trustee of such Trust and acceptable to the administrative trustees of such Trust and Webster Financial. The paying agent will be permitted to resign as paying agent upon 30 days’ prior written notice to the property trustee of the relevant Trust, the administrative trustees of the relevant Trust and Webster Financial. In the event that the property trustee will no longer be the paying agent, the administrative trustees of the relevant Trust will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees of the relevant Trust and Webster Financial, to act as paying agent.

Registrar and Transfer Agent

The property trustee of each Trust will act as registrar and transfer agent for the trust preferred securities of such Trust. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after such securities have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustees

The property trustee of each Trust, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties as are specifically set forth in the trust agreement of such Trust and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless it is offered indemnity satisfactory to the property trustee against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by Webster Financial and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Governing Law

The trust agreements of the Trusts and their trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees of each Trust are authorized and directed to conduct the affairs of and to operate each Trust in such a way that:

•	such Trust will not be deemed to be an investment company required to be registered under the Investment Company Act,

•	such Trust will be classified as a grantor trust for United States federal income tax purposes and

•	the related junior subordinated debentures will be treated as indebtedness of Webster Financial for United States federal income tax purposes.

Webster Financial and the administrative trustees of each Trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement of such Trust, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

Holders of trust preferred securities will not have any preemptive or similar rights.

No Trust may borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF GUARANTEES

Webster Financial will execute and deliver a guarantee concurrently with the issuance by each Trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities of such Trust. Each guarantee will be held for benefit of the holders of the trust preferred securities of the relevant Trust by a guarantee trustee. Webster Financial will qualify each guarantee as an indenture under the Trust Indenture Act, and each guarantee will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantees, including the definitions of terms, and those made a part of the guarantees by the Trust Indenture Act. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” above. The descriptions of the guarantees herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the forms of guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, each of which has been or will be filed as an exhibit to the registration statement of which this prospectus is a part, because those documents, and not the summaries, define your rights as holders of trust preferred securities to which a guarantee applies.

General

Unless otherwise specified in the applicable prospectus supplement, Webster Financial will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in each guaranty, the guarantee payments to the holders of the related trust preferred securities of the relevant Trust, as and when due, except to the extent paid by such Trust, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of the relevant Trust, will be subject to the guarantee:

(1)	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that such Trust has funds legally available therefor at such time;

(2)	the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that such Trust has funds legally available therefor at such time; and

(3)	upon a voluntary or involuntary dissolution, winding-up or liquidation of such Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of the trust preferred securities or the redemption, conversion or exchange of the trust preferred securities, the lesser of:

•	the amounts due upon the dissolution and liquidation of such Trust, to the extent that such Trust has funds legally available therefor at the time, and

•

the amount of assets of such Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of such Trust as required by applicable law.

The guarantees will be guarantees on a subordinated basis (as described under “-Ranking” below) of the relevant Trust’s obligations under its trust preferred securities but will apply only to the extent that the relevant Trust has funds sufficient to make the payments. If we do not make interest payments on the corresponding junior subordinated debentures held by a Trust, we expect that such Trust will not pay distributions on its trust preferred securities and will not have funds legally available for such payments.

Webster Financial’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Webster Financial to the holders of the trust preferred securities entitled to those payments or by causing the relevant Trust to pay those amounts to the holders.

Webster Financial will, through the guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of each Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Trust’s obligations under its trust preferred securities.

Ranking

Each guarantee will constitute an unsecured obligation of Webster Financial and will rank:

(1)	subordinate and junior in right of payment to all other liabilities of Webster Financial, including the senior debt securities, the senior subordinated debt securities and the junior subordinated debentures, except those made equally or subordinate by their terms, and

(2)	senior to all capital stock now or hereafter issued by Webster Financial and to any guarantee now or hereafter entered into by Webster Financial in respect of any of its capital stock. The trust agreement provides that each holder of trust preferred securities by acceptance of the trust preferred securities agrees to the subordination provisions and other terms of the related guarantee. The guarantee in respect of the preferred trust securities of each Trust will rank equally with all other guarantees issued or to be issued by Webster Financial with respect to the trust preferred trust securities of the other Trusts and the securities of other trusts similar to the Trusts.

The guarantees will not limit the amount of secured or unsecured debt, including senior indebtedness under the junior subordinated debenture indenture, that may be incurred by Webster Financial or any of its subsidiaries.

Guarantee of Payment

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Webster Financial to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. A guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the relevant Trust or upon distribution of its trust preferred securities to the holders of the related junior subordinated debentures.

Certain Covenants of Webster Financial

In general, we will covenant in each guarantee that, so long as any trust preferred securities remain outstanding, if:

•

any event shall have occurred that, to our actual knowledge, is an event of default under the indenture regarding the applicable series of junior subordinated debentures and we shall not have taken reasonable steps to cure that event of default;

•	we shall be in default regarding our payment of any obligations under the related guarantee; or

•

we shall have given notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures, as described under the caption “Description of Junior Subordinated Debentures—Option to Defer Interest Payments” and we shall not have rescinded that notice and the extension period or any extension thereof has commenced and is continuing, then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•

make any payment of principal of, or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to these junior subordinated debentures;

provided, however, that we may do the following at any time:

(a)	declare and pay dividends or make distributions payable in shares of our common stock or in options, warrants or rights to subscribe for or purchase shares of our common stock;

(b)	make payments under the guarantee;

(c)	declare and pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

(d)	purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations under, any of our benefit plans for our directors, officers or employees or under any of our dividend reinvestment plans;

(e)	carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

(f)	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities of a Trust, in which case no approval will be required, the guarantee of such trust preferred securities may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities of such Trust. The manner of obtaining any approval will be as set forth under “Description Of Trust Preferred Securities—Voting Rights; Amendment of a Trust Agreement.”

All guarantees and agreements contained in a guarantee will bind the successors, assigns, receivers, trustees and representatives of Webster Financial and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under a guarantee will occur upon the failure of Webster Financial to perform any of its payment or other obligations under the guarantee, provided that, except with respect to a default in respect of any guarantee payment, Webster Financial will have received notice of the default and will not have cured the default within 90 days of receipt of a notice of default. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Webster Financial to enforce its rights under the guarantee without first instituting a legal proceeding against the relevant Trust, the guarantee trustee or any other person or entity.

Termination

A guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the related trust preferred securities, upon full payment of all amounts due upon the dissolution and liquidation of the relevant Trust or upon the conversion or exchange of all of the related trust preferred securities, whether upon distribution of junior subordinated debentures to the holders of such trust preferred securities or otherwise. A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by Webster Financial in performance of a guarantee, will undertake to perform only the duties as are specifically set forth in the relevant guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of the related trust preferred securities unless it is offered indemnity satisfactory to the guarantee trustee against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of the Trusts

The trust preferred securities issued by a Trust will represent preferred beneficial interests in such Trust. Each Trust exists for the sole purpose of issuing and selling its trust securities,

using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Webster Financial and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of a Trust, after satisfaction of the liabilities of creditors of such Trust as required by applicable law, the holders of the trust securities of such Trust will be entitled to receive, out of assets held by such Trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation of the Trusts and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of Webster Financial, the property trustee of a Trust that has issued preferred trust securities, as holder of the related junior subordinated debentures, would be a creditor of Webster Financial, subordinated in right of payment to all senior indebtedness under the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of Webster Financial receive payments or distributions.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from Webster Financial, and obligating Webster Financial to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants, or trust preferred securities of one or more of the Trusts, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations of Webster Financial, trust preferred securities of one or more of the Trusts, or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

Webster Financial, the Trusts or the selling securityholders may sell the offered securities:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters,

•	directly to its stockholders, or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Webster Financial and/or the relevant Trust or selling securityholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

Webster Financial, each Trust or the selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Webster Financial, each Trust or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by Webster Financial, a Trust or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by Webster Financial, a Trust or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Webster Financial, a Trust or a selling securityholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Webster Financial, the relevant trust Trust or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, Webster Financial, the relevant Trust (if any) or a selling securityholder (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Webster Financial, the relevant Trust or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, Webster Financial, the relevant Trust or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Webster Financial, the relevant Trust or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•

if the offered securities are also being sold to underwriters, Webster Financial, the relevant Trust or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Webster Financial, the relevant Trust or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with Webster Financial, the relevant Trust or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we, the relevant Trust or the selling securityholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we, the relevant Trust or the selling securityholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Webster Financial, the relevant Trust or a selling securityholder,

to indemnification by Webster Financial, the relevant Trust or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, Webster Financial or the selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Hogan & Hartson LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Webster Financial as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

3,282,276 Warrants

Each to Purchase One Share of Common Stock

Webster Financial Corporation

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities

June 2, 2011